Exhibit 4.5

SCHLAGE LOCK COMPANY LLC EMPLOYEE SAVINGS PLAN

(Effective December 1, 2013)

SCHLAGE LOCK COMPANY LLC EMPLOYEE SAVINGS PLAN

(Effective December 1, 2013)

TABLE OF CONTENTS

Page

HISTORY OF THE PLANI
SECTION 1 DEFINITIONS1
1.1Affiliated Company    1
1.2After Tax Contribution    1
1.3Alternate Payee    1
1.4Before-Tax Contribution    1
1.5Beneficiary    1
1.6Benefits Administration Committee    1
1.7Benefit Commencement Date    1
1.8Benefits Design Committee    1
1.9Benefits Investment Committee    2
1.10Board    2
1.11Catch-up Contribution    2
1.12Code    2
1.13Company    2
1.14Company Contributions    2
1.15Company Core Contribution    2
1.16Company Stock    2
1.17Company Stock Fund    2
1.18Compensation    2
1.19Compensation Deferral Limit    3
1.20Contribution Percentage Limit    3
1.21Determination Year    4
1.22Disability    4
1.23Domestic Subsidiary    5
1.24Effective Date    5
1.25Eligible Employee    5
1.26Employee    6
1.27ERISA    6
1.28Highly Compensated Employee    6
1.29Hour of Service    6

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1.30IR Company    7
1.31IR Stock    7
1.32IR Stock Fund    7
1.33IR Plan    7
1.34LCN Plan    7
1.35Leave of Absence    7
1.36Limitation Year    7
1.37Look-Back Year    7
1.38Merged Plans    8
1.39Nonhighly Compensated Employee    8
1.40Normal Retirement Date    8
1.41Participant    8
1.42Participant Contribution    8
1.43Participating Subsidiary    8
1.44Period of Severance    8
1.45Plan    8
1.46Plan Year    8
1.47Prior Plan Benefit    8
1.48Qualified Domestic Relations Order    8
1.49Qualified Nonelective Contribution    8
1.50Retirement Date    8
1.51Rollover Contribution    9
1.52Salary Deferral Agreement    9
1.53Separation Date    9
1.54Service    9
1.55Spouse    10
1.56SSIP    10
1.57Total Account    10
1.58Trane Merger Employee    12
1.59Trustee    12
1.60Trust Fund    12
1.61Valuation Date    12
SECTION 2 PARTICIPATION13
2.1Participation Requirements    13
2.2Election to Participate    13
2.3Effective Date of Elections    13
2.4Participation Upon Reemployment    13
2.5Termination of Participation    14

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2.6Veterans’ Rights    14
SECTION 3 PARTICIPANT CONTRIBUTIONS15
3.1Participant Contributions    15
3.2Increase or Decrease in Rate of Contributions    16
3.3Suspension and Resumption of Contributions    17
3.4Effective Date of Elections    17
3.5Rollover Contributions    17
3.6Maximum Amount of Salary Deferral    18
3.7Catch-Up Contributions    18
SECTION 4 COMPANY CONTRIBUTIONS20
4.1Company Contributions    20
4.2Form of Company Matching Contribution    21
4.3Forfeitures of Company Contributions    22
SECTION 5 INVESTMENT PROVISIONS23
5.1Description of Funds    23
5.2Investment Elections    23
5.3Change in Investment Election    23
5.4Responsibility of Participant in Selecting Investments    24
5.5Transfer of Funds    24
5.6Stock Rights, Stock Dividends, and Stock Splits    24
5.7Company Stock Fund and IR Stock Fund    24
SECTION 6 VESTING26
6.1Vesting of Participant Contributions    26
6.2Vesting of Company Contributions    26
6.3Forfeitures    26
SECTION 7 DISTRIBUTIONS27
7.1Distribution on Account of a Participant’s Separation Date    27
7.2Lump Sum Distributions    28
7.3Distributions on Death    28
7.4Investment of Deferred Distributions    30
7.5Proof of Death    30
7.6Loan as a Distribution    31
7.7Distribution to Alternate Payee    31
7.8Notice to Payee    32
7.9Restrictions on Distributions    32
7.10Eligible Rollover Distribution    32

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7.11Minimum Distribution Requirements    33
SECTION 8 WITHDRAWALS AND LOANS DURING EMPLOYMENT38
8.1Discretionary Withdrawals    38
8.2Withdrawals for Participants Over Age 59½    38
8.3Hardship Withdrawals    39
8.4Taxability of Withdrawals    41
8.5Restoration of Withdrawals    41
8.6Timing of Withdrawals    41
8.7Loans    41
8.8Loan Conditions    42
SECTION 9 ADMINISTRATION OF THE PLAN44
9.1The Benefits Administration Committee    44
9.2Organization of the Benefits Administration Committee    44
9.3Powers of the Benefits Administration Committee    44
9.4Records of the Benefits Administration Committee    45
9.5Procedure for Claiming Benefits Under the Plan    45
9.6The Plan is a Voluntary Act by the Company    48
9.7Indemnification    48
9.8Fiduciary Insurance    49
9.9Filings with the Benefits Administration Committee    49
9.10Payee Unknown    49
9.11Reliance on Statements of Participants and Beneficiaries    50
9.12Distribution to Minors and Incapacitated Payees    50
SECTION 10 ADMINISTRATION OF THE TRUST51
10.1Trust Agreement    51
10.2Provisions of the Trust Agreement    51
10.3Exclusive Benefit of Participants    51
10.4Directions of the Committees    51
10.5Coordination of Plan and Trust Agreement    51
10.6Benefits Investment Committee    51
10.7Return of Contributions    52
SECTION 11 AMENDMENT, TERMINATION, OR MERGER OF THE PLAN53
11.1Right to Amend    53
11.2Changes in Plan Benefits    53
11.3Right to Terminate    53
11.4Notice of Termination    53

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11.5Termination of Trust    54
11.6 Discontinuance of Contributions    54
11.7Merger of Plans    54
SECTION 12 MISCELLANEOUS PROVISIONS55
12.1Gender    55
12.2Investments and Expenses    55
12.3Voting Rights    55
12.4Statements of Accounts    55
12.5Nonalienability of Benefits    55
12.6Top-Heavy Provisions    56
12.7Nondiscrimination Limitations on Participant Contributions and Company Matching Contributions    60
12.8Acquisitions and Divestitures    62
12.9Change in Operations    63
SECTION 13 MAXIMUM BENEFIT LIMITATIONS UNDER CODE SECTION 41564
13.1Maximum Benefit    64
13.2Definition of Annual Additions    64
13.3Section 415 Compensation    66
13.4Other Definitions    69
APPENDIX A LIST OF PARTICIPATING SUBSIDIARIES72
APPENDIX B TRANE ESOP COMPONENT73

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SCHLAGE LOCK COMPANY LLC EMPLOYEE SAVINGS PLAN
(As Amended and Restated Effective December 1, 2013)

i

HISTORY OF THE PLAN

Schlage Lock Company LLC (the “Company”) established the Schlage Lock Company LLC Employee Savings Plan (the “Plan”) effective December 1, 2013, as a result of the spinoff of the following accounts (including outstanding loans) from the Ingersoll-Rand Company Employee Savings Plan (the “IR Plan”), in connection with the spinoff of the security business of Ingersoll-Rand plc (“IR plc”) to a newly established public company named Allegion plc (“Allegion”):

(i)
the accounts of participants employed by the security business of IR plc whose employment with IR Company or an affiliate of IR Company terminated as a result of the spinoff of the security business; and

(ii)
the accounts of former employees of the security business of IR plc or a business for which Allegion is responsible under terms of the Distribution Agreement between IR plc and Allegion whose employment terminated prior to November 30, 2013.

This Plan is intended to be a profit-sharing plan which is qualified under section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, (the “Code”), which includes a qualified cash-or-deferred arrangement described in Code section 401(k) and which constitutes an employee pension benefit plan within the meaning of section 3(2) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and its terms shall be construed accordingly.

It is the intent of the Company that the Plan shall qualify as a “safe harbor” plan under Sections 401(k)(12) and 401(m)(10) of the Internal Revenue Code.

The provisions of the Plan, as hereinafter set forth, shall apply only to an Employee who performs an Hour of Service on or after December 1, 2013. The terms and conditions of the IR Plan are incorporated and made a part of the Plan to the extent compliance with such terms and conditions are required pursuant to Section 411(d)(6) of the Code.

Except as otherwise explicitly provided by the Plan, the rights and benefits, if any, of an Employee who did not complete an Hour of Service on or after December 1, 2013 shall be determined in accordance with the provisions of the IR Plan in effect on the date his employment terminated, provided, however, that any such Employee who terminated employment prior to December 1, 2013 with a deferred vested benefit for which payments have not yet commenced shall be covered under the provisions of Section 7 and to the extent applicable, Sections 9, 10, 11 and 12 of the Plan.

Because the Plan is the result of a spinoff of the security business of IR plc to Allegion plc, the Plan has two stock funds, each of which allows investment in units of stock of the respective company as follows:

(i)
The IR Stock Fund consists of units of stock of IR plc and was frozen to new investments (including contributions, loan repayments, dividends and transfers from other investment options) as of the Effective Date. As a result, Participants with investments in the IR Stock Fund may not acquire additional units of IR Stock. Participants may, subject to applicable law and administrative policies set forth by the Benefits Administration Committee or the Company, elect to transfer amounts invested in the IR Stock Fund from the IR Stock Fund to any other investment option under the Plan at any time.

(ii)
The Company Stock Fund allows for Participant investment in units of shares of stock of Allegion plc, the ultimate parent company of Schlage Lock Company LLC. After the Effective Date, contributions made by or on behalf of Participants may be allocated to the Company Stock Fund. Participants may, subject to applicable law and administrative policies of the Benefits Administration Committee or the Company, elect to invest in or transfer amounts out of, the Company Stock Fund at any time.

SECTION 1

DEFINITIONS

This Section 1 of the Schlage Lock Company LLC Employee Savings Plan provides basic definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, the terms shall be deemed to have the following meanings:

1.1    “Affiliated Company” means any of the following:

(a)	Any corporation which is a member of a controlled group of corporations which includes the Company, determined under the provisions of Section 414(b) of the Code;

(b)	Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company;

(c)	Any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and

(d)	Any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

A corporation, trade, or business, or member of an affiliated service group shall be treated as an Affiliated Company only while it is a member of the group.

1.2
“After‑Tax Contribution”     means a contribution to the Trust Fund made by a Participant which is included in the Participant’s gross income for Federal income tax purposes for the year in which such contribution was made.

1.3
“Alternate Payee”     means any Spouse, former Spouse, child, or other dependent of a Participant recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the Participant’s nonforfeitable benefits under the Plan.

1.4
“Before‑Tax Contribution”     means a contribution to the Trust Fund made on the behalf of a Participant pursuant to a Salary Deferral Agreement and which is not included in the Participant’s gross income for Federal income tax purposes for the year in which such contribution was made.

1.5
“Beneficiary”     means any person or persons (including a trust established for the benefit of such person or persons), designated by a Participant or by the terms of the Plan as provided in Section 7.3(a), who is or who may become entitled to receive benefits from the Plan. Any person who is an Alternate Payee shall be considered a Beneficiary for purposes of the Plan.

1.6	“Benefits Administration Committee” means the committee appointed as set forth in Section 9.

1.7
“Benefit Commencement Date”     means the first Valuation Date following the date on which all events have occurred which entitle the Participant or Beneficiary to a distribution from the Plan in accordance with the provisions of Section 7.

1.8	“Benefits Design Committee” means the committee appointed by the Board.

1.9	“Benefits Investment Committee” means the committee appointed by the Board and described in Section 10.6.

1.10	“Board” means the Board of Directors of Allegion plc.

1.11
“Catch-up Contribution” means a contribution to the Trust Fund made on behalf of a Participant pursuant to a Salary Deferral Agreement in accordance with Section 414(v) of the Code and Section 3.7 of the Plan.

1.12
“Code”     means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.13	“Company” means Schlage Lock Company LLC and any Participating Subsidiary, and any successor entity.

1.14	“Company Contributions” means the total contributions made by the Company on behalf of a Participant pursuant to Section 4.1.

1.15	“Company Core Contribution” means the Company nonelective employer contributions made pursuant to Section 4.1(b).

1.16	“Company Stock” means ordinary shares of Allegion plc, an Irish company.

1.17	“Company Stock Fund” means an investment fund available under the Plan primarily invested in Company Stock, as discussed in Section 5.7.

1.18
“Compensation”     means, the total amount of salary, commissions, performance-based bonuses or incentives (including, but not limited to, the Annual Incentive Matrix Program (AIM) and sales incentives) and wages, including in each case all overtime pay, shift differential, vacation pay (but excluding wages paid to an Employee for unused vacation), and holiday pay paid to the Employee by the Company during the Plan Year, excluding, however, in each case, all severance pay and termination pay, sign-on bonuses, safety bonuses, patent and spot awards, and career (retention) bonuses.

(a)    Compensation also includes the following:

(i)
in the event an Employee transfers from the employ of the Company to the employ of an Affiliated Company, commissions and bonuses paid by the Company to such former Employee during the Plan Year in which such transfer occurs.

(ii)
contributions made on behalf of an Employee by the Company pursuant to a Salary Deferral Agreement, a salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code (including any amounts not available in cash in lieu of health coverage because the Employee is unable to certify that he has other health coverage, provided the Company does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process) or amounts contributed or deferred at the election of the Employee and not includible in gross income by reason of Section 132(f)(4) of the Code.

(b)    Compensation does not include other employee benefits, including but not limited to:

(i)	cost-of-living allowances, premiums paid on overseas assignments, profit sharing arrangements, rights under any stock purchase plan, insurance program or any benefits to any Employee thereunder;

(ii)
awards, grants and payments made under incentive stock compensation plans of the Company, including but not limited to stock options, stock awards or grants, stock appreciation rights, dividend equivalents paid on any of the foregoing, any deferred bonus payments under the Management Incentive Unit Plan;

(iii)	fees paid to Employees for services as directors of the Company or subsidiaries;

(iv)	any part of payments which may be made by the Company as a result of its share of employment taxes;

(v)	the value or estimated value of any welfare, pension or retirement rights or benefits whatsoever;

(vi)
any compensation, deferred under the any deferred compensation plan, including any deferral amounts and earnings thereon, any amounts paid from such a plan, and/or any other accounts under any such similar plan.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed the annual compensation limit under Section 401(a)(17)(A) of the Code as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (“Determination Period”) beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12. Notwithstanding the foregoing, Compensation for the initial Plan Year beginning on December 1, 2013 and ending on December 31, 2013 shall include compensation paid to an Employee during 2013 by Schlage Lock Company LLC, IR Company and any affiliate of IR Company prior to the Effective Date.

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1.19
“Compensation Deferral Limit”     means, for any Plan Year for which the Plan does not meet the “safe harbor” requirements of Sections 401(k)(12) and 401(m)(11) of the Code, the maximum percentage of an Employee’s Compensation which may be contributed to the Plan pursuant to a Salary Deferral Agreement. The Benefits Administration Committee shall establish the Compensation Deferral Limit for each such Plan Year for the purpose of meeting the nondiscrimination tests of Section 401(k) and Section 401(m) of the Code, and shall apply the limit to such Employees as is necessary to assure compliance with such tests.

1.20
“Contribution Percentage Limit”     means for any Plan Year, the maximum percentage (determined in accordance with the provisions of Section 12.7) of an Employee’s Compensation which may be contributed to the Plan as Company Matching Contributions and/or Participant After‑Tax Contributions under Section 401(m) of the Code. The Benefits Administration Committee shall establish the Contribution Percentage Limit for each Plan Year for the purpose of meeting the nondiscrimination tests of Section 401(m) of the Code, and shall apply the limit to such Employees as is necessary to assure compliance with such tests.

1.21	“Determination Year” means the Plan Year that is being tested for purposes of determining if the Plan meets the applicable nondiscrimination requirements of Sections 401(k) and 401(m).

1.22
“Disability” as applied to any Employee means any permanent disability as that term is defined in any long-term disability benefit plan or plans maintained by the Company or an Affiliated Company and in which the Employee participates; or in the absence of any such plan in which the Employee participates, Disability means that the Employee:

(a)	has been totally incapacitated by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or profit,

(b)	such total incapacity shall have continued for a period of six (6) consecutive months, and

(c)	such total incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of such Employee’s life.

Disability shall not mean, however, any incapacity which was contracted, suffered or incurred while the Employee was engaged in, or resulted from his having engaged in, a criminal enterprise, or which resulted from his habitual drunkenness or addiction to narcotics, a self‑inflicted injury, or service in the armed forces of any country.

For purposes of determining vesting of Company Core Contributions pursuant to Section 6.2 of the Plan, “Disability” as applied to any Employee means any permanent disability as that term is defined in any long-term disability benefit plan or plans maintained by the Company or an Affiliated Company and in which the Employee participates; or in the absence of any such plan in which the Employee participates, Disability means that the Employee:

(a)	has been totally incapacitated by bodily injury or disease so as to be prevented thereby from engaging in his own occupation or employment for remuneration or profit,

(b)	such total incapacity shall have continued for a period of six (6) consecutive months, and

(c)	such total incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of such Employee’s life.

Disability shall not mean, however, any incapacity which was contracted, suffered or incurred while the Employee was engaged in, or resulted from his having engaged in, a criminal enterprise, or which resulted from his habitual drunkenness or addiction to narcotics, a self-inflicted injury, or service in the armed forces of any country.

The Benefits Administration Committee shall have the right to require the Employee to submit reasonable evidence of such Disability. Such evidence may include a requirement that the Employee submit to a medical examination from time to time by a qualified physician or physicians selected by the Company. Medical examination shall not be required more frequently than semi-annually.

1.23	“Domestic Subsidiary” means a company organized under the laws of the United States or any of its states, territories or possessions and which is an Affiliated Company as defined in Section 1.1.

1.24	“Effective Date” with respect to the Plan as herein adopted, means December 1, 2013.

1.25	“Eligible Employee” means an Employee who is:

(a)	an Employee, other than a temporary or seasonal Employee, who is employed by the Company; or

(b)
a United States citizen sent by the Company to a foreign country with respect to whom the Company makes a Social Security contribution, whether employed there by the Company, or a Participating Subsidiary; or

(c)
a non-resident alien who is authorized to work in the United States, paid on the U. S. payroll of the Company or a Participating Subsidiary and who is not participating in a retirement plan of the Company or Affiliated Company outside of the U.S. or its territories. Such non-resident alien shall continue to be an Eligible Employee if he or she is temporarily transferred outside of the U.S. or its territories for less than three (3) years with the intent to return to the U.S. after the transfer provided such non-resident alien remains on the U.S. payroll of the Company or a Participating Subsidiary and does not participate in a retirement plan maintained outside the U.S. or its territories by the Company or an Affiliated Company. Such non-resident alien shall cease to be an Eligible Employee when the period of transfer exceeds three (3) years.

(d)
Any seasonal or temporary Employee who completes six months of Service shall be deemed an Eligible Employee on the first day of the month immediately following the completion of six months of Service, unless otherwise specifically excluded under Section 1.25(e).

(e)	The term “Eligible Employee” excludes, however:

(i)
any such person who is a member of a unit of Employees covered by a collective bargaining agreement, unless such agreement with the approval of the Benefits Administration Committee provides for the application of the Plan to the Employees in such unit; and

(ii)	any such person who is a leased employee as defined in Section 1.26;

(iii)	any such person who is a nonresident alien with no income from sources within the United States and not described in subsection (c) above;

(iv)
any other individual who becomes an Employee of Schlage Lock Company LLC or any Affiliated Company as a result of the acquisition of a subsidiary, division or other operating unit or location prior to the date eligibility for Plan participation is extended to such subsidiary, division, operating unit or location by the Benefits Administration Committee as evidenced in the attached Appendix A of this Plan; and

(v)	a person employed by the Company with the agreement that such person will work for a period of less than six months.

1.26
“Employee”     means any employee currently employed by the Company or an Affiliated Company. The term “Employee” includes any leased employee of the Company within the meaning of Section 414(n)(2) of the Code, without regard to Section 414(n)(5) of the Code. A “leased employee” means any individual who is not an Employee and who provides services for the Company or an Affiliated Company, if (i) such services are provided pursuant to an agreement between the Company and any other person; (ii) such individual has performed such services for the Company on a substantially full-time basis for a period of at least one year; and (iii) such services are performed under the primary direction and control of the Company or an Affiliated Company.

Notwithstanding any provision to the contrary, the Company’s classification, as opposed to a classification or reclassification for any reason, whether initiated by a court, governmental agency or otherwise, of an individual’s status as an Employee or Eligible Employee for purposes of inclusion or exclusion from participation in the Plan shall be conclusive and binding.

1.27
“ERISA”     means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.28	“Highly Compensated Employee” means any Employee who performed services for the Company or an Affiliated Company during the Determination Year and who:

(a)	was a 5% owner (within the meaning of Section 416(i)(l)(B)(i) of the Code) at any time during the Determination Year or the Look-Back Year; or

(b)
received compensation from the Company or an Affiliated Company in excess of the limit set forth in Section 414(q)(1)(B)(i) of the Code (as adjusted pursuant to Section 415(d) of the Code) during the Look-Back Year, and was among the top 20% of Employees when ranked on the basis of compensation paid during the Look-Back Year.

For purposes of determining an Employee’s compensation under this Section 1.28, compensation shall mean the Employee’s “Section 415 Compensation” pursuant to Section 13.3.

1.29	“Hour of Service” means:

(a)	Employees will receive credit for an Hour of Service for each hour they are paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company during a Plan Year.

(b)
Except to the extent limited by subparagraph (d), Employees will receive credit for an Hour of Service for each hour for which they are directly or indirectly paid, or entitled to payment by the Company or an Affiliated Company, on account of a period of time during which no duties are performed (irrespective of whether their employment relationship has terminated) due to and in accordance with procedures regarding vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.

(c)
Employees will also receive credit for Hours of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company, but the same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Hours credited under this paragraph (c) shall be credited to the Plan Year to which the award or agreement pertains, rather than to the Plan Year in which the award, agreement or payment is made.

(d)	Notwithstanding paragraph (b),

(i)	No more than 501 Hours of Service will be credited to an Employee under paragraph (b) on account of any single continuous period during which the Employee performs no duties.

(ii)
No Hours of Service will be credited to an Employee for a period during which no duties are performed if payment to the Employee was made or due under a plan maintained solely for the purpose of complying with workers’ compensation, unemployment compensation or disability insurance laws.

(iii)	No Hours of Service will be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee or his dependents.

(e)
In the event that payments are made based on periods during which an Employee performs no duties, and which results in the Employee being credited with Hours of Service, such payments shall be made on the basis of units of time. The number of hours that will be credited to the employee shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

The determination of Hours of Service shall be in accordance with the rules set forth in the United States Department of Labor’s Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, Section 2530.200b-2(b) and (c), which are incorporated herein by this reference.

1.30	“IR Company” means Ingersoll-Rand Company.

1.31	“IR Stock” means the ordinary shares of Ingersoll-Rand plc, an Irish Company.

1.32
“IR Stock Fund”     means an investment fund available only to hold investments in units of ordinary shares of IR plc existing as of the Effective Date and which shall not accept the investment of any new contributions, as described in Section 5.7

1.33	“IR Plan” shall mean the Ingersoll-Rand Company Employee Savings Plan as such plan was in effect immediately prior to the Effective Date.

1.34	“LCN Plan” means the LCN Closers Employees’ Profit Sharing Plan.

1.35
“Leave of Absence” means an absence granted in writing by the Company or an Affiliated Company in accordance with the Company’s personnel policies or as required by law, uniformly applied to all employees, including but not limited to, absences for reasons of health, education, jury duty, or service in the armed forces of the United States.

1.36	“Limitation Year” means the calendar year.

1.37	“Look-Back Year” means the period of twelve consecutive months immediately preceding the Determination Year.

1.38	“Merged Plans” means the qualified plans, all or a portion of which were merged to form the IR Plan as in effect on January 1, 2003.

1.39	“Nonhighly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.40	“Normal Retirement Date” means the date on which the Employee attains the age of 65.

1.41
“Participant”     means an Eligible Employee who participates in the Plan in accordance with the provisions of Section 2. Participation in the Plan shall cease in accordance with the provisions of Section 2.5.

1.42	“Participant Contribution” means a contribution made by or on behalf of a Participant pursuant to Section 3.1.

1.43	“Participating Subsidiary” means any Domestic Subsidiary that has adopted this Plan with the approval of the Board or its delegate, as listed in Appendix A to this Plan.

1.44	“Period of Severance” means the period beginning on an Employee’s Separation Date and ending on the date such Employee is again credited with an Hour of Service.

A one-year Period of Severance is any period of twelve consecutive months beginning on a Separation Date and any anniversary thereof, provided that the former Employee has not performed an Hour of Service for the Company or an Affiliated Company at any time during such twelve month period.

1.45	“Plan” means the Schlage Lock Company LLC Employee Savings Plan, as set forth herein, and as may be amended from time to time.

1.46
“Plan Year” means each calendar year beginning on or after January 1, 2014. Notwithstanding the foregoing, the initial Plan Year shall be the period beginning on the Effective Date and ending on December 31, 2013.

1.47
“Prior Plan Benefit”     means an amount which was transferred to the SSIP directly from a qualified plan and trust described in Section 401(a) and, if applicable, 401(k) of the Code, which was maintained by IR Company or an Affiliated Company with respect to IR Company, and the transfer was approved by the Benefits Administration Committee (as such term is described in the IR Plan), and subsequently transferred to the IR Plan from the SSIP.

1.48	“Qualified Domestic Relations Order” means a domestic relations order which meets the requirements of Section 414(p) of the Code, as determined by the Benefits Administration Committee.

1.49	“Qualified Nonelective Contribution” means a contribution that (i) is made by the Company; (ii) which complies with Treas. Reg. 1.401(k)-(1)(c) and (iii) complies with Treas. Reg. 1.401(k)-(1)(d).

1.50
“Retirement Date” means a Participant’s Normal Retirement Date, any actual date of retirement subsequent to the Normal Retirement Date, or any early retirement date under the terms of any qualified retirement plan maintained by the Company by which the Participant is covered.

1.51	“Rollover Contribution” means, a rollover of a distribution payable to an Eligible Employee provided the distribution is:

(a)	an eligible direct rollover distribution within the meaning of Section 7.10; and

(b)	rolled over to the Plan within 60 days following the date the Eligible Employee receives the distribution.

Such Rollover Contributions may include after-tax contributions which are not includible gross income and such after-tax contributions shall be accounted for separately with respect to amounts not includible in gross income and amounts includible in gross income.

Notwithstanding the above, a former Eligible Employee who was a participant in a qualified defined benefit plan maintained by the Company or a Participating Subsidiary may also elect to rollover an eligible distribution from such defined benefit plan to his Rollover Contribution Account.

1.52
“Salary Deferral Agreement”     means an agreement entered into in accordance with procedures established by the Benefits Administration Committee in which an Eligible Employee agrees to reduce his Compensation earned after the execution of such agreement and to have the amount of such reduction contributed by the Company to the Trustee on his behalf pursuant to Section 401(k) of the Code. An Eligible Employee may execute a new Salary Deferral Agreement from time to time pursuant to Section 3.2.

1.53    “Separation Date”     means the first to occur of the following:

(a)
The date on which an Employee incurs a severance from employment from the Company or an Affiliated Company, retires at his Retirement Date from the Company or an Affiliated Company, retires due to Disability from the Company or an Affiliated Company or dies. For this purpose an Employee shall be deemed to have resigned if he (i) is absent from work for seven (7) or more successive working days without reasonable cause, or (ii) fails, without reasonable cause, to return to work after a Leave of Absence or temporary layoff within seven (7) days after notice to return has been sent to his last address, as shown by the Company’s or Affiliated Company’s employment records (or prior to the Effective Date, as shown by the employment records of IR Company or an affiliate of IR Company);

(b)	The first anniversary of the date on which an Employee begins a layoff from the Company or an Affiliated Company, incurs a Disability or commences a Leave of Absence; or

(c)
The second anniversary of the date on which an Employee remains absent from service (with or without pay) with the Company or an Affiliated Company for any reason other than resignation, retirement, discharge, or death, such as illness, maternity or paternity leave.

Any change in status from an “Employee” to a “Leased Employee” as defined in Section 414(n)(5) shall not be treated as a severance from employment for distribution purposes.

1.54    “Service”     means the aggregate of the following:

(a)
The period commencing with the first day in which an Employee is credited with an Hour of Service with the Company or an Affiliated Company, and ending on the Employee’s Separation Date. For purposes of Section 6, an Employee is credited with a year of Service for every 12 months, whether or not consecutive, as an Employee. Partial years of Service are credited on the basis of 1/12th of a year for each month in which the Employee is employed for at least one day.

(b)	Periods of service credited to the Participant under the IR Plan prior to the Effective Date.

(c)	If an Employee performs an Hour of Service within twelve months of a Separation Date on account of an event described in Section 1.53(a), the period from such Separation Date to such Hour of Service.

(d)	If an Employee has more than one absence described in Section 1.53(b) or (c), the Employee’s period of Service includes the period calculated in accordance with the following rules:

(i)	A preliminary calculation shall be made indicating the time elapsed during the period of each absence.

(ii)	If the aggregate time elapsed during all such periods of absence (as calculated in (i) above) is 24 months or less, Service shall be credited for the entire period.

(iii)	If the aggregate time elapsed during all such periods of absence (as calculated in (i) above) exceeds 24 months, then:

(A)	for each such absence, Service shall be credited for the lesser of (1) the actual elapsed time of the period of absence, or (2) 12 months, and

(B)	Service credit shall be given for the greater of (1) the total determined under (A) above, or (2) 24 months.

(e)
In the case of an Employee who leaves employment with the Company or an Affiliated Company (or prior to the Effective Date from IR Company or an affiliate of IR Company) to enter service with the armed forces of the United States, the period of such military service during which his reemployment rights are protected by applicable law, or in accordance with the Company’s military leave policy (or prior to the Effective Date, IR Company’s military leave policy), whichever is longer.

1.55
“Spouse”     means the person, if any, to whom the Employee is lawfully married at the time of his death prior to retirement or at the time his benefits are to commence, as the case may be, provided, however, that a former spouse will be treated as the Spouse to the extent provided under a Qualified Domestic Relations Order.

1.56	“SSIP” means the Ingersoll-Rand Company Savings and Stock Investment Plan, a portion of which was spun-off and merged to form the IR Plan.

1.57
“Total Account”     means the total amounts held under the Plan for a Participant, consisting of the following subaccounts and any such other subaccounts as may be deemed necessary by the Benefits Administration Committee:

(a)
“Before‑Tax Contribution Account” – The portion of the Participant’s Total Account consisting of Before‑Tax Contributions in Section 3.1(c)(i), including any investment earnings or losses on such contributions, and including any such amounts that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(b)
“After‑Tax Contribution Account” – The portion of the Participant’s Total Account consisting of After‑Tax Contributions in Section 3.1(c)(ii), including any investment earnings or losses on such contributions, and including any such amounts that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(c)
“Catch-up Contribution Account” – The portion of the Participant’s Total Account consisting of Catch-up Contributions made in accordance with Sections 3.1(c)(iii) and 3.7, including any investment earnings or losses on such contributions, and including any such amounts that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(d)
“Company Matching Contribution Account” – The portion of the Participant’s Total Account consisting of (i) the portion of the Participant’s matching company contributions that were invested in the LESOP Account in the I-R/Clark Leveraged Employee Stock Ownership Plan prior to 2004 (and earnings thereon) that were spun-off and merged into the Ingersoll Rand Company Matching Contribution Plan that was merged into the IR-ESP (the “LESOP Matching Subaccount”), (ii) Company Matching Contributions made in accordance with Section 4.1(a), including any investment earnings or losses on such contributions, and (iii) any other matching company contributions amounts made under the IR Plan or a predecessor plan that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(e)
“Prior Plan Benefit Account” – The portion of the Participant’s Total Account consisting of any Prior Plan Benefit that was spun-off and/or merged into the IR Plan from the SSIP effective January 1, 2003 including any investment earnings or losses on such amounts that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(f)
“Rollover Contribution Account” – The portion of the Participant’s Total Account consisting of any Rollover Contribution made by the Participant in accordance with Section 3.5, including any investment earnings or losses on such amounts, and including any such amounts that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(g)
“Company Retirement Contribution Account” – The portion of the Participant’s Total Account consisting of Company Retirement Contributions that were made under the portion of the SSIP that was spun-off and/or merged into the IR Plan effective January 1, 2003 and certain other employer contributions that were spun-off from the IR Plan (including from the Ingersoll Rand Company Matching Contribution Plan) to this Plan including any investment earnings or losses on such amounts, less any distributions from such Account.

(h)
“Profit Sharing Contribution Account” – The portion of the Participant’s Total Account consisting of the Profit Sharing Account that was spun-off and/or merged into the IR Plan from the SSIP plus Company Profit Sharing Contributions made on behalf of Participants employed by LCN Closers Division of Schlage Lock Company that were spun-off from the IR Plan to this Plan, including any investment earnings or losses on such amounts, less any distributions from such Account.

(i)
“Trane Pre-2010 Company Match Account” – The portion of the Participant’s Total Account consisting of any matching contributions that was merged into the IR Plan from the Trane Savings Plan effective January 1, 2010 including any investment earnings or losses on such amounts, that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(j)
“Trane ESOP Basic (includes ESOP Additional Contribution) Account” – The portion of the Participant’s Total Account consisting of any Basic Contributions or any Additional Contributions, as those terms are defined in the Trane Savings Plan, that was merged into the IR Plan from the Trane Savings Plan effective January 1, 2010 including any investment earnings or losses on such amounts that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(k)
“Trane ESOP Account” – The portion of the Participant’s Total Account consisting of any employer contributions to the ESOP Component of the Trane Savings Plan that are not included in subparagraphs (i) or (j) above merged into the IR Plan from the Trane Savings Plan effective January 1, 2010 including any investment earnings or losses on such amounts, that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(l)
“Qualified Nonelective Contribution Account” – The portion of the Participant’s Total Account consisting of any Qualified Nonelective Contributions made to the Plan on behalf of such Participant, including any investment earnings or losses on such amounts, and including any such amounts that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

(m)
“Company Core Contribution Account” – The portion of the Participant’s Total Account consisting of Company Core Contributions made in accordance with Section 4.1(b), including any investment earnings or losses on such contributions, and including any such amounts that were spun-off from the IR Plan to this Plan, less any distributions from such Account.

1.58
“Trane Merger Employee”     means an Employee who became eligible to participate in the IR Plan solely on account of the merger of the Trane Savings Plan into the IR Plan effective December 31, 2009 or a former employee of Trane with an account balance under the Trane Savings Plan that was merged into the IR Plan effective December 31, 2009.

1.59	“Trustee” means the Trustee or Trustees appointed by the Company in accordance with Section 10.

1.60	“Trust Fund” means the fund established under the terms of the Trust Agreement for the purpose of holding and investing the assets of the Plan held by the Trustee.

1.61	“Valuation Date” means every day on which the New York Stock Exchange is open for trading, or such other date or dates as the Benefits Administration Committee deems appropriate.
SECTION 2
PARTICIPATION

2.1	PARTICIPATION REQUIREMENTS

(a)
An Eligible Employee who was a Participant in the IR Plan immediately prior to the Effective Date shall participate in the Plan on the Effective Date in accordance with the provisions contained herein. Unless and until an Eligible Employee described in this Section 2.1(a) makes a different election, such Eligible Employees shall participate in the Plan using the same contribution elections as were in effect under the IR Plan on the date immediately prior to the Effective Date.

(b)
An Employee, other than one described in Section 2.1(a), who becomes an Eligible Employee on or after the Effective Date may immediately participate in the Plan for purposes of making Before-Tax Contributions and After-Tax Contributions, and be eligible to receive Company Matching Contributions. Any Before-Tax Contributions and After-Tax Contributions shall be made in accordance with Section 3.1. Any Eligible Employee who does not elect to make contributions to the Plan on the date he is first eligible to do so, or who specifically elects not to make Before-Tax Contributions in accordance with Section 3.1 of the Plan, may begin making contributions to the Plan at a later date and such contributions shall be made as soon as administratively practicable after he elects to make such contributions in accordance with Section 3.1(a) of the Plan, provided he is then an Eligible Employee.

(c)	Eligibility for Company Core Contributions shall be determined in accordance with Section 4.1(b) of the Plan.

2.2	ELECTION TO PARTICIPATE

An Eligible Employee, or an Employee who will become an Eligible Employee, may elect to contribute to the Plan by complying with such administrative procedures as may be required by the Benefits Administration Committee prior to his commencement of participation. In addition, such Eligible Employee may be deemed to have elected to contribute to the Plan pursuant to Section 3.1(b).

2.3	EFFECTIVE DATE OF ELECTIONS

In order to make contributions or have contributions made on his behalf, an Eligible Employee who becomes a Participant must make elections (or be deemed to have made an election in accordance with Section 3.1(b) of the Plan) as provided under the Plan. The elections shall become effective with respect to the first payroll period of the month commencing on or after the Employee’s date of commencement of participation.

2.4	PARTICIPATION UPON REEMPLOYMENT

An Eligible Employee who incurs a Separation Date and who is subsequently reemployed as an Eligible Employee at any time thereafter will be eligible to participate as of the date of his reemployment and may participate in the Plan in accordance with Section 3.1(a).

2.5	TERMINATION OF PARTICIPATION

A Participant’s participation in the Plan shall continue until the later of:

(a)	the Participant’s Separation Date; or

(b)	such time as all nonforfeitable amounts credited to the Participant’s Total Account shall have been distributed in full in accordance with the terms of the Plan.

2.6    VETERANS’ RIGHTS

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code or the Company’s military leave policy to the extent more generous.
SECTION 3
PARTICIPANT CONTRIBUTIONS

3.1	PARTICIPANT CONTRIBUTIONS

(a)
If an Eligible Employee wishes to make contributions to the Plan, (other than Catch-up Contributions as pursuant to Section 3.7) he must elect to make Before-Tax Contributions and/or After-Tax Contributions expressed as a percentage of his Compensation, from 1% to 50%, in increments of 1%. Such election shall be in the form of a payroll deduction authorization and/or a Salary Deferral Agreement in accordance with procedures established by the Benefits Administration Committee, and should the Plan be amended so that the “safe harbor” requirements under Section 401(k)(12) and Section 401(m)(11) are not met, shall be subject to the Compensation Deferral Limit and/or Contribution Percentage Limit, if any, applicable to such Participant as established by the Benefits Administration Committee from time to time for purposes of meeting the nondiscrimination tests of Sections 401(k)(3) and 401(m)(2) of the Code (in addition to the maximum limits described in Sections 3.6 and Section 13). Contributions made in accordance with this Section 3.1 shall be made by the Company directly to the Trustee as soon as such assets can be reasonably segregated from the Company’s general assets at the end of each regular pay period, but in no event later than such deadline prescribed in Department of Labor Regulation 2510.3‑102(b)‑1.

Notwithstanding any other provision in the Plan to the contrary, any Before-Tax Contributions must be deposited with the Trust after the Participant’s performance of services with respect to which such Before-Tax Contributions are made or, if earlier, when the cash or other taxable benefit would be currently available. This requirement shall not apply to Before-Tax Contributions for a pay period that occasionally are made before the services with respect to that pay period are performed if the contributions are made early to accommodate bona fide administration considerations and are not paid early with a principal purpose of accelerating deductions.

(b)
In accordance with administrative procedures established by the Benefits Administration Committee, including providing a notice of the deemed election described below and the Eligible Employee’s rights under this subsection (b), an Employee who first becomes an Eligible Employee on or after the Effective Date, other than an Eligible Employee who was employed by IR Company or an affiliate of IR Company immediately before the Effective Date, shall be deemed to have elected, pursuant to a Salary Deferral Agreement, to make Before-Tax Contributions of 2% of Compensation. Such Before-Tax Contributions shall commence as soon as practicable following the date that is 30 days after the later of the date that the Employee becomes an Eligible Employee or the date the Eligible Employee receives notice of the deemed election. Notwithstanding the previous sentence, any such Eligible Employee shall have a 30-day period after becoming an Eligible Employee during which he can, in accordance with administrative procedures established by the Benefits Administration Committee, (i) elect not to have Before-Tax Contributions made pursuant to a Salary Deferral Agreement or (ii) as described in Section 3.2, change the percentage of Compensation to be contributed as Before-Tax Contributions from 2% to any other percentage permitted under this Section.

No contributions under this Section shall be made with respect to an Eligible Employee prior to the date that is 30 days after the Employee becomes an Eligible Employee unless such Eligible Employee elects, in accordance with administrative procedures established by the Benefits Administration Committee, to have contributions begin before such date. In the event an Eligible Employee elects to have contributions begin before such date, contributions shall be made as soon as administratively practicable after such election.

For the avoidance of doubt, this Section 3.1(b) shall not apply to any Eligible Employee who was employed by IR Company or an affiliate of IR Company on the date immediately prior to the Effective Date and was eligible to participate in the IR Plan.

(c)	A Participant’s Contributions may consist of Before‑Tax Contributions, After‑Tax Contributions, and Catch-up Contributions as described below:

(i)
Before‑Tax Contributions – At least 1% but not more than 50% of Compensation contributed on the Participant’s behalf under a Salary Deferral Agreement shall be known as his Before‑Tax Contributions and shall be contributed to his Before‑Tax Contribution Account.

(ii)
After‑Tax Contributions – The Participant may authorize the Company to deduct pursuant to a payroll deduction authorization a percentage of his Compensation not to exceed the difference between 50% of Compensation and the percentage of Compensation, if any, contributed to his Before‑Tax Contribution Account. Contributions made in accordance with this Section 3.1(c)(ii) shall be known as After‑Tax Contributions and shall be contributed to the Participant’s After‑Tax Contribution Account.

(iii)
Catch-up Contributions – To the extent allowable under Section 3.7 of the Plan, the Participant may authorize the Company to contribute under a Salary Deferral Agreement an amount of his Compensation not to exceed the limit permitted under Section 414(v) of the Code. Contributions made in accordance with this Section 3.1(c)(iii) shall be known as Catch-up Contributions and shall be contributed to the Participant’s Catch-up Contribution Account.

(d)
A Participant may elect to have a “spillover feature” automatically activated in the event his Before-Tax Contributions reach the elective deferral limit set forth in Section 402(g) of the Code and described in Section 3.6 of the Plan. If the “spillover feature” is elected, and subject to all other applicable limitations described in the Plan, the Participant will be deemed to elect automatically to commence to make After-Tax Contributions at the same rate of contribution that was being made for Before-Tax Contributions.

3.2	INCREASE OR DECREASE IN RATE OF CONTRIBUTIONS

Except to the extent that a decrease in a Participant’s rate of payroll deduction contribution is made by the Benefits Administration Committee to meet the limitations described in Section 3.1, a Participant may elect to increase or decrease his rate of payroll deduction contributions in accordance with the administrative procedures established by the Benefits Administration Committee. A change in the Participant’s rate of payroll deduction contributions can be made with or without a simultaneous change in the rate of contributions under his Salary Deferral Agreement.

A Participant may elect to change the rate of contributions under his Salary Deferral Agreement in accordance with the administrative procedures established by the Benefits Administration Committee. A change in the rate of contributions under a Salary Deferral Agreement can be made with or without a simultaneous change in the Participant’s rate of payroll deduction contributions.

3.3	SUSPENSION AND RESUMPTION OF CONTRIBUTIONS

(a)
A Participant may elect to suspend contributions, in accordance with the administrative procedures established by the Benefits Administration Committee. In the event of an election to suspend contributions, the Participant may resume making payroll deduction contributions or may have contributions resumed under a Salary Deferral Agreement in accordance with the administrative procedures established by the Benefits Administration Committee.

(b)	A Participant may not make up suspended contributions.

(c)	During a period of suspension, gains and losses on the Participant’s Total Account will continue to be credited or debited on the balance of his Total Account.

3.4	EFFECTIVE DATE OF ELECTIONS

The elections referred to in this Section 3 shall become effective in accordance with the administrative procedures established by the Benefits Administration Committee.

3.5	ROLLOVER CONTRIBUTIONS

(a)
An Employee may file a request in writing with the Benefits Administration Committee (or its delegate) to accept his Rollover Contribution. The Benefits Administration Committee, in accordance with a uniform and nondiscriminatory policy, shall determine whether or not such Rollover Contribution shall be accepted. Any such request shall state the amount of the Rollover Contribution and shall include a statement that such contribution qualifies as a Rollover Contribution as defined in Section 1.51. The Benefits Administration Committee may require the Employee to submit such other evidence and documentation as the Benefits Administration Committee determines necessary to insure that the contribution qualifies as a Rollover Contribution. All Rollover Contributions must be made in cash.

Notwithstanding any provision to the contrary, a Participant who terminates employment with the Company, may file a request in writing with the Benefits Administration Committee (or its delegate) to accept his Rollover Contribution from any qualified plan maintained by the Company or Affiliated Company. Such Participant shall be treated as an “Eligible Employee” with respect to amounts in his Rollover Account.

(b)	The Employee shall at all times have a nonforfeitable right to 100% of his Rollover Contribution Account.

(c)
An Employee who makes a Rollover Contribution to the Trust Fund shall be deemed to be a Participant with respect to such amount for all purposes of the Plan, except for purposes of Sections 2.1 through 2.5, Sections 3.1 through 3.4 and Sections 4.1 through 4.3, as applicable.

(d)
At the time the Rollover Contribution is made to the Trust Fund, such Rollover Contribution will be invested in accordance with the Employee’s investment elections in effect for future contributions. If the Employee does not have any investment elections in effect, he must elect to have it invested in accordance with the terms of Section 5.2.

3.6	MAXIMUM AMOUNT OF SALARY DEFERRAL

(a)
Subject to the provisions of paragraph (b) below, contributions made during a Participant’s taxable year (which is presumed to be the calendar year) on behalf of the Participant under a Salary Deferral Agreement shall be limited to the applicable dollar limit as may be in effect at the beginning of such taxable year under Section 402(g)(1)(B) of the Code, reduced by the amount of “elective deferrals” (as defined in Section 402(g)(3) of the Code) made during the taxable year of the Participant under any plans or agreements maintained by the Company or an Affiliated Company other than the Plan (and any plans or agreements maintained by any other employer, if reported to the Benefits Administration Committee at such time and in such manner as the Benefits Administration Committee shall prescribe). Notwithstanding the foregoing, for the Plan Year beginning on December 1, 2013, the applicable dollar limit under Section 402(g)(1)(B) of the Code shall be reduced by the amount of “elective deferrals” made by the Participant under the IR Plan during 2013 prior to the Effective Date.

(b)
If contributions made on a Participant’s behalf for a taxable year of the Participant under a Salary Deferral Agreement, and any other elective deferrals (within the meaning of Section 402(g)(3) of the Code), made on the Participant’s behalf under any other qualified cash or deferred arrangement of any other employer for such taxable year exceed the applicable dollar limit set forth in Section 402(g)(1)(B) of the Code, then the Participant shall notify the Benefits Administration Committee in writing by the March 1 immediately following the close of such taxable year of the amount of such excess. Such notification shall include a statement that if such amounts are not distributed, the excess deferral amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the taxable year of the Participant in which the deferral occurred.

If the elective deferral limit is exceeded for a Participant for a taxable year, the excess amount, adjusted for the net earnings or losses thereon up to the end of such taxable year, shall be refunded to the Participant in a single payment no later than April 15 of the taxable year following the taxable year in which such excess deferral arose. If the Participant’s Before‑Tax Contribution Account is invested in more than one investment fund, such refund shall be made pro rata, to the extent practicable, from all such investment funds. The amount refunded shall not exceed the Participant’s Before‑Tax Contributions under the Plan for the taxable year. The payment shall be deemed to have been made before the close of the taxable year in which such excess deferral arose. If the Participant fails to notify the Benefits Administration Committee by the specified March 1, no refund will be made.

(c)
Notwithstanding the provisions of paragraph (b) above, a Participant’s excess Before-Tax Contributions shall be reduced, but not below zero, by any distribution of excess contributions made pursuant to Section 12.7 for a Plan Year, provided such excess contributions are distributed on or before March 15 of the Plan Year following the Plan Year in which such excess contributions arose.

3.7    CATCH-UP CONTRIBUTIONS

Each Participant who has attained (or who is expected to attain) age 50 before the close of a Plan Year shall be eligible to make Catch-up Contributions during such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code. Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the limitations of Sections 402(g) and 415(c) of the Code. Catch-up Contributions shall be separately accounted for, and no amount shall be finally allocated to the Catch-up Contribution Account until the total permissible maximum amount of Before-Tax Contributions has in fact been allocated to the Plan. The Company will make Matching Contributions on account of Catch-up Contributions as set forth in Section 4.1(a). The Plan shall not be treated as failing to satisfy Sections 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of such Catch-up Contributions. Notwithstanding the foregoing, for the Plan Year beginning on December 1, 2013, the applicable dollar limit under Section 414(v) of the Code shall be reduced by the amount of “catch-up contributions” made by the Participant under the IR Plan during 2013 prior to the Effective Date.
SECTION 4
COMPANY CONTRIBUTIONS

4.1	COMPANY CONTRIBUTIONS

(a)
Company Matching Contributions. The Company shall contribute on the Participant’s payroll basis an amount equal to 100% of the first 6% of Compensation contributed as Before-Tax Contributions, After-Tax Contributions and Catch-up Contributions. Such contributions shall be known as Company Matching Contributions and shall be contributed to the Participant’s Company Matching Contribution Account and invested in accordance with the Participant’s investment election applicable to Participant Contributions and made in accordance with Section 5.3.

Notwithstanding any provision in the Plan to the contrary, any Company Matching Contributions must be deposited with the Trust after the Participant’s performance of service with respect to which the applicable Before-Tax Contributions, After-Tax Contributions and/or Catch-Up Contributions are made or, if earlier, when the cash or other taxable benefit would be currently available. This requirement shall not apply to any forfeitures allocated as Company Matching Contributions or contributions for a pay period that occasionally are made before the services with respect to that pay period are performed if the contributions are made early to accommodate bona fide administration considerations and are not paid early with a principal purpose of accelerating deductions.

To the extent a Participant did not receive a Company Matching Contribution solely because the Participant’s Before-Tax Contribution, After-Tax Contribution and/or Catch-up Contribution exceeded 6% of the Participant’s Compensation for any applicable payroll period during the Plan Year that Company Matching Contributions are made to the Plan, an additional Company Matching Contribution shall be made only to the extent that such Participant’s Before-Tax Contributions, After-Tax Contributions and/or Catch-up Contributions do not exceed 6% of the Participant’s Compensation for the entire Plan Year, regardless of whether such Participant may have terminated employment during the Plan Year. Such additional Company Matching Contribution shall be made on behalf of such Participant no later than the end of the first calendar quarter following the end of the Plan Year in which the Participant failed to receive a Company Matching Contribution for the reason stated in the preceding sentence.

Notwithstanding the foregoing paragraph, solely for the initial Plan Year beginning on December 1, 2013 and ending on December 31, 2013, if a Participant contributed at least 6% of his Compensation to this Plan and the IR Plan prior to the Effective Date as Before-Tax Contributions, After-Tax Contributions and/or Catch-up Contributions, an additional Company Matching Contribution shall be made only to the extent that the amount of the Company Matching Contribution received by the Participant prior to the Effective Date under the IR Plan plus the Company Matching Contribution received under this Plan is less than 6% of the Participant’s Compensation for 2013.

Further notwithstanding the foregoing, any Participant who is a Highly Compensated Employee must be employed on the last day of the Plan Year (including the initial Plan Year) in order to be eligible for such additional Company Matching Contribution.

(b)	Company Core Contributions. The Company will make a nonelective contribution, referred to herein as Company Core Contributions, on behalf of certain Eligible Employees as follows:

(i)
Any Eligible Employee employed by IR Company or a Participating Subsidiary in the IR Plan as of June 30, 2012, and who was otherwise eligible to participate in both the IR Plan and the Ingersoll-Rand Pension Plan Number One (“IR Pension Plan”), and who made a one-time irrevocable election by November 9, 2012 effective as of January 1, 2013, to waive participation in the IR Pension Plan as of such date shall receive Company Core Contributions in the amount of 2% of such Eligible Employee’s payroll period Compensation. Such Company Core Contributions shall be contributed to the Participant’s Company Core Contribution Account. All amounts credited to the Participant’s Company Core Contribution Account will be invested in accordance with the Participant’s investment election applicable to Participant Contributions and made in accordance with Section 5.2.

(ii)
With respect to any Eligible Employee employed by IR Company or a Participating Subsidiary in the IR Plan as of June 30, 2012, and who was otherwise eligible to participate in both the IR Plan and the IR Pension Plan, and who did not make the election to waive participation in the IR Pension Plan, such non-electing Eligible Employee shall only be eligible for the Company Core Contribution of 2% of such Eligible Employee’s payroll period Compensation for Service performed on or after January 1, 2023.

(iii)
With respect to any Eligible Employee hired or rehired by IR Company or a Participating Subsidiary in the IR Plan on or after July 1, 2012 and prior to the Effective Date, the Company shall allocate Company Core Contributions in the amount of 2% of such Eligible Employee’s payroll period Compensation. Such Company Core Contributions shall be contributed to the Participant’s Company Core Contribution Account. All amounts credited to the Participant’s Company Core Contribution Account will be invested in accordance with the Participant’s investment election applicable to Participant Contributions and made in accordance with Section 5.2.

(iv)
With respect to any Eligible Employee hired or rehired by the Company or a Participating Subsidiary on or after the Effective Date, such individual shall not be eligible for Company Core Contributions.

(v)
Company Core Contributions shall be contributed to the Trust Fund in cash as soon as practicable, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s Federal income tax return for the taxable year of the Company which includes the last day of the Plan Year for which such contributions are made.

4.2	FORM OF COMPANY MATCHING CONTRIBUTION

Company Matching Contributions shall be contributed to the Trust Fund in cash as soon as practicable, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s Federal income tax return for the taxable year of the Company which includes the last day of the Plan Year for which such contributions are made.

4.3    FORFEITURES OF COMPANY CONTRIBUTIONS

Forfeitures resulting from the application of the vesting provisions contained in Section 6 and forfeitures resulting from the application of Section 9.10 shall be applied, no later than the end of the Plan Year immediately following the Plan Year in which the forfeitures occur, in the following order:

(a)	to make restorations pursuant to Section 6.3(c);

(b)	to the extent of any remainder, to make restorations pursuant to the last paragraph of Section 9.10; and

(c)	to the extent of any remainder, to reduce future Company Contributions including any other contributions approved by the Benefits Administration Committee.

SECTION 5
INVESTMENT PROVISIONS

5.1    DESCRIPTION OF FUNDS

The assets of the Plan shall be invested by the Trustee in accordance with the instructions of the Benefits Investment Committee pursuant to Section 10.6 of the Plan and in accordance with the further provisions of this Section 5.1, and the Trust Agreement, in one or more of the investment options selected by the Benefits Investment Committee and listed in the Trust Agreement.

Nothing in this Section 5.1 shall prohibit the Trustee from maintaining from time to time reasonable amounts in cash or cash equivalents.

For all investment options other than the IR Stock Fund, all dividends, interest and other income of each investment option, as well as stock splits, stock dividends, and the like, shall be reinvested in that investment option. For the IR Stock Fund, any dividend, interest, and other income shall be reinvested in the same investment options and in the same percentages as selected by the Participant under Section 5.2. If conversion into cash is necessary to facilitate reinvestment, the conversion into cash shall be based on the closing price per share on the last day on which the stock was traded coincident with or next preceding the applicable Valuation Date.

5.2    INVESTMENT ELECTIONS

At the time an Eligible Employee elects, or is deemed to have elected in accordance with Section 3.1 of the Plan, to participate in the Plan, he must choose, in accordance with administrative procedures adopted by the Benefits Administration Committee, to have Participant Contributions invested in 1% increments in one or more of the investment options selected by the Benefits Investment Committee and listed in the Trust Agreement. Company Matching Contributions and Company Core Contributions shall be invested in accordance with the Eligible Employee’s investment elections pursuant to Section 5.2 applicable to his Participant Contributions.

A Participant’s investment election must total 100% of such contributions. In the absence of a valid election by any Participant, 100% of such contributions, including Before-Tax Contributions that are made pursuant to an Eligible Employee’s deemed election under Section 3.1 of the Plan, and loan repayments shall be credited to the default investment fund designated by the Benefits Investment Committee and listed in the Trust Agreement. Notwithstanding the previous sentence, an Eligible Employee who is deemed to have made an election under Section 3.1 to make Before-Tax Contributions shall have a 30-day period after becoming an Eligible Employee during which he can elect to have such Before-Tax Contribution credited to any of the investment options selected by the Benefits Investment Committee and listed in the Trust Agreement.

5.3	CHANGE IN INVESTMENT ELECTION

Each Participant may elect, in accordance with the procedures established by the Benefits Administration Committee, to have his future contributions invested in a proportion different from that previously selected. Such election shall be made in accordance with the percentage specifications provided in Section 5.2.

5.4	RESPONSIBILITY OF PARTICIPANT IN SELECTING INVESTMENTS

The selection of an investment option in accordance with Sections 5.2 and 5.3 is the sole responsibility of each Participant. The Benefits Administration Committee, the Trustee, the Company, or any other fiduciary to the Plan are not authorized or permitted to advise a Participant as to the selection of any option or the manner in which such contributions shall be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an investment option impose any liability on the Benefits Administration Committee, the Trustee, the Company, or any fiduciary to the Plan.

The Plan is intended to comply with the provisions of Section 404(c) of ERISA and the regulations thereunder with respect to Total Accounts under the Plan. The Benefits Administration Committee, the Trustee, the Company, and any fiduciary of the Plan shall be relieved of liability for any losses that are the result of investment directions given by a Participant, Beneficiary, or any other person authorized hereunder to direct the investment of any amount allocated to such Participant’s, Beneficiary’s, or other person’s Total Account. The selection of investment option choices and the administration of Plan investments shall be and are intended to comply with the requirements of Section 404(c)(1) of ERISA and the regulations thereunder.

5.5	TRANSFER OF FUNDS

In accordance with procedures established by the Benefits Administration Committee, each Participant may elect to reallocate his Total Accounts among the available investment options in increments of 1%. Notwithstanding the foregoing, no Participant may elect to transfer into the IR Stock Fund.

5.6	STOCK RIGHTS, STOCK DIVIDENDS, AND STOCK SPLITS

The Trustee, unless otherwise directed by the Benefits Administration Committee, shall sell any rights which it receives to purchase shares of Company Stock. The net proceeds of the sale of such rights, and any cash received by the Trustee in connection with a stock dividend representing fractional interests in shares of Company Stock, shall be applied by the Trustee to purchase shares of Company Stock. The shares so purchased and any shares received by the Trustee as a result of a stock dividend or stock split shall be allocated to the individual accounts of Participants, in proportion to their respective interests in Company Stock held by the Trust Fund.

5.7    COMPANY STOCK FUND AND IR STOCK FUND

(a)    Company Stock Fund.

The Plan explicitly provides for the acquisition and holding of qualifying employer securities, as defined in Section 407(d)(5) of ERISA. Such qualifying employer securities include Company Stock. Company Stock shall be held in the Company Stock Fund. Unless otherwise directed by the Company, the Benefits Investment Committee shall retain Company Stock as an investment option under the Plan regardless of market fluctuation and shall sell shares of Company Stock only upon the direction of Participants or to otherwise meet the administrative and distribution requirements of the Plan. At any time, subject to applicable law and administrative policies, Participants may freely transfer funds out of the Company Stock Fund to be invested in the other available investment options in accordance with Section 5.5 above or withdraw funds from the Company Stock Fund as otherwise permitted under the Plan.

(b)    IR Stock Fund.

Notwithstanding any other provision of the Plan, as of the Effective Date, the IR Stock Fund is closed to new investments (including contributions, loan repayments, dividends and transfers from other investment options). At any time, Participants may freely transfer funds out of the IR Stock Fund to be invested in the other available investment options in accordance with Section 5.5 above or withdraw funds from the IR Stock Fund as otherwise permitted under the Plan.

SECTION 6
VESTING

6.1    VESTING OF PARTICIPANT CONTRIBUTIONS

A Participant shall be fully vested in his Before‑Tax Contribution Account, After‑Tax Contribution Account, Catch-up Contribution Account, Prior Plan Benefit Account, and Rollover Contribution Account at all times.

6.2	VESTING OF COMPANY CONTRIBUTIONS

(a)
A Participant’s interest in his Company Core Contribution Account shall become fully vested upon the earlier of such individual’s (i) completion of three years of Service, (ii) death while employed, (iii) Disability, or (iv) Normal Retirement Date.

(b)
A Participant’s interest in his Company Matching Contribution Account, Company Retirement Contribution Account and Profit Sharing Contribution Account, Trane Pre-2010 Company Match Account, Trane ESOP Basic Account and Trane ESOP Account shall be fully vested at all times.

6.3	FORFEITURES

(a)
If a Participant is not fully vested in his Company Core Contribution Account on his Separation Date, the portion of his Company Core Contribution Account that is not then vested shall be subject to forfeiture as of the Valuation Date coincident with or next following the earlier of:

(i)	the date on which distribution of the Participant’s vested benefit commences on account of his termination of employment; or

(ii)    the sixth anniversary of the Participant’s Separation Date.

(b)
If a Participant is not vested in any portion of his Total Account on his Separation Date, such Participant shall be deemed to have been paid the vested portion of such Account on his Separation Date. The nonvested balance in such Account shall be subject to forfeiture as of the Valuation Date coincident with or next following the Participant’s Separation Date, except that there shall be no such forfeiture if the Participant is reemployed by the Company or an Affiliated Company on or prior to such forfeiture date.

(c)
In the event a Participant is reemployed prior to the sixth anniversary of his Separation Date, any nonvested portion of his Company Core Contribution Account which was forfeited in accordance with the provisions of paragraph (a) or (b) above shall be restored to such Participant’s account on the Valuation Date coincident with or next following his date of reemployment.

(d)	Forfeitures resulting from the application of this Section 6.3 shall be applied as provided in Section 4.3.
SECTION 7
DISTRIBUTIONS

7.1	DISTRIBUTION ON ACCOUNT OF A PARTICIPANT’S SEPARATION DATE

(a)	Upon his Separation Date, the Participant’s entire undistributed vested interest shall be payable in the following forms:

(i)	a single lump sum payment;

(ii)	ad hoc distributions in any amount elected by the Participant provided the minimum distribution shall equal the lesser of $500 or the amount equal to the balance of the Participant’s Total Account; or

(iii)	fixed monthly installments of any amount elected by the Participant.

A Participant may elect to commence distribution immediately upon his Separation Date or defer distribution until anytime up until his attainment of age 70½ in accordance with Section 7.1(c).

The Total Account of each Participant who receives a distribution will be charged a processing fee as may be determined by the Benefits Administration Committee.

(b)	A Participant who has incurred a Separation Date shall receive payment of the vested portion of the undistributed balance in his Total Account as of one of the following dates:

(i)
If the value of the Participant’s vested interest in the Trust Fund at his Benefit Commencement Date exceeds $5,000 (excluding the amount of the Participant’s Rollover Contribution Account), as of any Valuation Date elected by the Participant, and in accordance with procedures established by the Benefits Administration Committee, following the Participant’s Separation Date, provided such Valuation Date does not occur later than the end of the appropriate deferral period described in Section 7.1(a).

(ii)
If the value of the Participant’s vested interest in the Trust Fund at his Benefit Commencement Date, or at any subsequent Valuation Date, does not exceed $5,000 (excluding the amount of the Participant’s Rollover Contribution Account), as soon as practicable following his Separation Date.

In the event of such a distribution greater than $1,000 (including the amount of the Participant’s Rollover Contribution Account) in accordance with the provisions of this Section 7.1(b)(ii), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 7.10 then the Benefits Administration Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Benefits Administration Committee.

Distributions shall be made as soon as practicable after the applicable Valuation Date, provided the Participant has elected to receive a distribution in accordance with procedures established by the Benefits Administration Committee. If the Participant fails to make proper application for benefits, distribution shall be made no later than 60 days after the close of the Plan Year in which occurs the latest of the Participant’s (A) Normal Retirement Age, (B) tenth anniversary of Plan participation, or (C) separation from Service with the Company or an Affiliated Company.

If the amount of distribution available under this Section 7.1 cannot be determined by the date distribution is required to begin, payment will begin no later than 60 days after the date the amount of distribution can be determined, and shall include payments retroactive to the required beginning date.

(c)
Notwithstanding the foregoing, payments to any Participant who was a 5% owner (as defined in Section 416 of the Code) shall begin no later than April 1 of the calendar year following the calendar year in which the participant attains age 70½ . With respect to any Participant, other than a 5% owner, payments shall commence no later than the April 1 following the calendar year in which the Participant attains age 70½ or terminates employment, whichever is later. Any distribution pursuant to this Section 7.1(c) shall be made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements as set forth in the regulations under Section 401(a)(9) of the Code.

7.2    LUMP SUM DISTRIBUTIONS

Lump sum distributions under Sections 7.1 or 7.3 may, at the election of the Participant (or, in the event of his death, at the election of his designated Beneficiary), be made either in the form of cash equal to the value of the Participant’s interest in his Total Account, or in the form of Company Stock equal to all of the Participant’s whole shares in the Company Stock Fund combined with a cash lump sum equal to the Participant’s fractional shares in the Company Stock Fund plus the remaining value of the Participant’s interest in the remaining funds. Notwithstanding the foregoing, any portion of the Participant’s Total Account that consists of shares in the IR Stock Fund shall, at the Participant’s (or if deceased, his designated Beneficiary’s) election, be distributed in shares of IR Stock with a cash lump sum equal to the Participant’s fractional shares in the IR Stock Fund or may be converted to cash and the Participant shall receive cash in lieu of shares of IR Stock. The conversion of shares of Company Stock and/or IR Stock to cash shall be based on the closing price per share on the last day on which the stock was traded coincident with or next preceding the applicable Valuation Date.

The Benefits Administration Committee shall notify all individuals who receive lump sum distributions from the Plan of the availability of the tax‑free rollover of such distribution to an individual retirement account and the requirements for favorable tax treatment in accordance with applicable law.

7.3    DISTRIBUTIONS ON DEATH

(a)
Upon the death of any Participant whether serving as an active Employee or having terminated his Service for any reason whatsoever and prior to commencement of, or complete distribution of, his Total Account, his entire remaining vested interest in the Trust Fund shall be payable to his surviving Spouse as designated Beneficiary, except as provided below. If the Participant does not have a Spouse as of his date of death, the Participant’s interest shall be paid to his designated Beneficiary. If a Participant failed to designate a Beneficiary, the Participant’s designated Beneficiary shall have predeceased him, or if the Participant’s designation shall have lapsed or failed for any reason, the Participant’s interest shall be paid first to the Participant’s Spouse, if then living; if not living, then to the Participant’s issue (including adopted children) in equal shares, if then living; then to the Participant’s parent(s), if then living, in equal shares; otherwise to the estate of such Participant. In the event a Beneficiary dies prior to the commencement of, or complete distribution of, the Total Account to which such Beneficiary is entitled, the Beneficiary’s interest shall be paid first to the Beneficiary’s Spouse, if then living; if not living, then to the Beneficiary’s issue (including adopted children) in equal shares, if then living; then to the Beneficiary’s parent(s), if then living, in equal shares; otherwise to the estate of such Beneficiary.

The Participant’s vested interest may be paid to a designated Beneficiary other than his Spouse while the Participant’s Spouse is living only with the written consent of the Spouse.

A spousal consent under this Section 7.3 must:

(i)	be in writing on a form provided by the Benefits Administration Committee;

(ii)	specify the Beneficiary;

(iii)	acknowledge the effect of such consent; and

(iv)	be witnessed by a notary public.

Any such consent will be valid only with respect to the Spouse who signs the consent. A spousal consent is not required, however, if the Participant establishes to the satisfaction of the Benefits Administration Committee (A) that there is no Spouse; (B) that the Spouse cannot be located; (C) that the Participant is legally separated or has been abandoned by the Spouse (within the meaning of local law) and this fact is evidenced by a court order; or (D) that spousal consent is not required under other applicable regulations.

A Participant’s designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the Benefits Administration Committee or its designee, provided, however, that any designation received by the Benefits Administration Committee or its designee after the Participant’s death shall take effect upon such receipt, but prospectively only and without prejudice to any payer or payee on account of any payments made before receipt of such designation by the Benefits Administration Committee.

(b)
Distribution of the Participant’s vested interest in the Trust Fund shall be made at the election of the Participant’s designated Beneficiary (or the administrator or executor of the Participant’s estate, as the case may be), subject to the processing fees as may be established by the Benefits Administration Committee, on a form provided by the Benefits Administration Committee, in one of the following forms of payment:

(i)	In a single lump sum payment as described in Section 7.2; or

(ii)
In accordance with procedures established by the Benefits Administration Committee, a Beneficiary may elect ad hoc distributions in any amount that is at least equal to the lesser of $500 or the amount of the Participant’s vested Total Account balance subject to the provisions of this subsection (b) and subsections (c), (d), (e), (f) and (g) of this Section 7.3.

(c)
If distribution to the Participant has begun and the Participant dies before his entire interest has been distributed, the remaining portion of the Participant’s nonforfeitable interest in the Trust Fund shall be distributed at least as rapidly as under the method of payment in effect at the Participant’s date of death.

(d)
If the Participant dies before commencement of his nonforfeitable interest in the Trust Fund, such interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to the Participant’s designated Beneficiary in a single lump sum cash payment within 90 days after the date the Participant’s death is reported to the Benefits Administration Committee, or within a reasonable period of time thereafter, and provided the designated Beneficiary has filed a proper distribution election form with the Benefits Administration Committee.

Except as provided in paragraph (e) below, distribution to a designated Beneficiary shall begin no later than the time prescribed in Section 7.11.

(e)	If the Participant’s designated Beneficiary is his Spouse, such Spouse may elect to defer distribution until the time prescribed in Section 7.11.

(f)
If the amount of distribution available under this Section 7.3 cannot be determined by the date distribution is required to begin, payment will be made no later than 60 days after the date the amount of distribution can be determined, and shall include payments retroactive to the required beginning date.

(g)
If the benefit payable to a designated Beneficiary under this Section 7.3 does not exceed $5,000, distribution shall be made to the designated Beneficiary as soon as practicable after the Valuation Date next following the date the Participant’s death is reported to the Benefits Administration Committee.

For purpose of this subsection (g), the value payable to the designated Beneficiary shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 403(d)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s Total Account as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable Total Account.

7.4	INVESTMENT OF DEFERRED DISTRIBUTIONS

If a Participant defers receipt of a distribution of his Total Account in accordance with Section 7.1(b)(ii), his Total Account shall continue to be invested in accordance with the provisions of Section 5 until his Total Account is distributed to him.

7.5    PROOF OF DEATH

The Benefits Administration Committee shall, as a condition precedent to making payment to any Beneficiary, require that a death certificate, burial certificate, or other evidence of death acceptable to it be furnished.

7.6    LOAN AS A DISTRIBUTION

In the event a Participant is eligible to receive a distribution in accordance with this Section 7, he shall be given the opportunity to repay his outstanding loan balance, if any. Repayment must be made prior to the date of distribution.

If the Participant fails to fully repay his outstanding loan balance at the time a lump sum distribution is made to him, the Participant’s loan shall be deemed canceled and the remaining outstanding loan balance shall be treated as part of the Participant’s lump sum distribution.

If the Participant fails to fully repay his outstanding loan balance at the time the first payment of any distribution is made to him, the Participant’s loan shall be deemed canceled and the remaining loan balance shall be treated as though it had been distributed to the Participant on the Valuation Date as of which any distribution is made.

The provisions of this Section 7.6 shall apply to the Participant’s interest in all funds except the loan fund.

Notwithstanding the above, a Participant who has had a Separation Date may continue to repay in installments in accordance with procedures established by the Benefits Administration Committee. In the event more than three months of loan payments are missed, the Participant will be in default and any remaining loan balance will be treated as though it had been distributed to the Participant on the Valuation Date as of which any distribution is made.

7.7	DISTRIBUTION TO ALTERNATE PAYEE

The Benefits Administration Committee may authorize the Trustee to make a lump sum distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order as soon as administratively practicable after the Valuation Date next following the earlier of:

(a)	the date the Participant attains age 50;

(b)	the date the Participant terminates employment;

(c)	the date the Participant is entitled to a distribution under the Plan; or

(d)	the date the Alternate Payee elects to receive a distribution from the Plan; or

(e)
the date the Benefits Administration Committee determines that the order is a Qualified Domestic Relations Order, subject to any deferred distribution date specified in the Qualified Domestic Relations Order, provided the Alternate Payee has filed a request for distribution with the Benefits Administration Committee.

If the Alternate Payee’s nonforfeitable interest in the Plan does not exceed $5,000, distribution to the Alternate Payee shall be made at the earliest possible date described above. Any distribution shall be subject to a processing fee as may be determined by the Benefits Administration Committee.

7.8    NOTICE TO PAYEE

At the time a Participant or Beneficiary makes application for benefits, the Benefits Administration Committee shall furnish the individual with a written notice of distribution.

The notice shall include a general description of the terms and conditions of the benefits available to the individual and the timing of distribution of such benefits.

7.9	RESTRICTIONS ON DISTRIBUTIONS

(a)	Notwithstanding any other provisions of the Plan, a Participant’s Before-Tax Contribution Account shall not be distributable prior to his Separation Date, his Disability or his death, except:

(i)	in cases of hardship, as provided in Section 8.3;

(ii)	upon attainment of age 59½;

(iii)	upon termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);

No distribution shall be authorized by paragraph (iii) above, unless the distribution qualifies as a “lump sum distribution” within the meaning of Section 401(k)(10)(B)(ii) of the Code.

(b)	The provisions of this Section 7 shall comply with the requirements of Section 401(a)(9) of the Code as set forth in Section 7.11.

7.10	ELIGIBLE ROLLOVER DISTRIBUTION

(a)
Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 7.10, a Distributee may elect, at the time and in the manner prescribed by the Benefits Administration Committee, to have any portion of an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)    Definitions

(i)
Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (of life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). The portion of any distribution which is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities shall qualify as an eligible rollover distribution but may only be transferred to an “Eligible Retirement Plan”) that accepts rollover distributions of after-tax contributions.

(ii)
Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code ) (including a Roth IRA described in Section 408A of the Code), an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code maintained by an employer described in Section 457(c)(i)(A) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.

(iii)
Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the Spouse or former Spouse.

(iv)	Direct Rollover: A Direct Rollover is the payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(v)
Non-Spouse Beneficiary Rollovers: A non-Spouse Beneficiary may elect, at the time and in the manner prescribed by the Benefits Administration Committee, to have any portion of a distribution from the Plan paid directly to an Eligible Retirement plan specified by the non-Spouse Beneficiary in a direct trustee-to-trustee transfer. For this purpose, the term “Eligible Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) which is established for the purpose of receiving the distribution on behalf of an individual who is designated as a Beneficiary and who is not the surviving Spouse of the Participant. This transfer shall be treated as an Eligible Rollover Distribution for all purposes under the Code.

(c)
If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of regulations under the Code is given, provided that:

(i)
the Benefits Administration Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

7.11	MINIMUM DISTRIBUTION REQUIREMENTS

(a)	General Rules

(i)	Precedence. The requirements of this section will take precedence over any inconsistent provisions of the Plan.

(ii)
Requirements of Treasury Regulations Incorporated. All distributions required under this Section 7.11 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(iii)
TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 7.11, other than paragraph (a)(ii) above, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(B)
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection 7.11(b)(ii), other than subsection 7.11(b)(ii)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this subsection 7.11(b)(ii) and subsection 7.11(d), unless Subsection 7.11(b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection 7.11(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection 7.11(b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection 7.11(b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections (c) and (d) of this Section 7.11. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations promulgated thereunder.

(c)    Required Minimum Distributions During Participant’s Lifetime

(i)
Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)
if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9 , using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death

(i)	Death On or After Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection (d)(i).

(B)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subsection (b)(ii)(A), this subsection (d)(ii) will apply as if the surviving Spouse were the Participant.

(e)	Definitions

(i)
Designated Beneficiary. The individual who is designated as the Beneficiary under Section 7.3(a) of the Plan and is the designated beneficiary under Treasury Regulation Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4.

(ii)
Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Subsection (b)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(iv)
Participant’s Account Balance. The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(v)    Required Beginning Date. The date specified in Section 7.1(c) of the Plan.
SECTION 8
WITHDRAWALS AND LOANS DURING EMPLOYMENT

8.1	DISCRETIONARY WITHDRAWALS

(a)
A Participant may elect to withdraw from the Trust Fund an amount not to exceed the amounts described below at his discretion. The withdrawal shall be made as soon as practicable following the date on which the request for the withdrawal is made. The amount available for withdrawal is based on the balance in each account as of the date the withdrawal request is processed by the recordkeeper appointed by the Company and shall be withdrawn in the following order with the amounts available in each account to be fully withdrawn before any amount is taken from the next account:

(i)	From the balance in his After‑Tax Contribution Account;

(ii)	From the amount in his Rollover Contribution Account;

(iii)
From the amount of his Company Matching Contribution Account attributable to his LESOP Matching Subaccount and the Company Matching Contributions made to the IR Plan or a Merged Plan prior to January 1, 2003;

(iv)	From the amount in his Prior Plan Benefit Account.

Amounts withdrawn under this paragraph (a) shall be debited to each Fund (except the loan fund) in proportion to how the balance in each account from which the withdrawal to be made is invested in each such Fund.

(b)	Company Matching Contributions made on or after January 1, 2003 to the IR Plan or this Plan shall not be available for withdrawal under this Section 8.1.

(c)	In no event shall an individual be permitted to take an in-service distribution as described in this Section 8.1 from his Company Core Contribution Account.

(d)	A processing fee, as may be determined by the Benefits Administration Committee, for each withdrawal under this Section 8.1 will be charged against the Participant’s Total Account.

8.2	WITHDRAWALS FOR PARTICIPANTS OVER AGE 59½

A Participant who has attained age 59½ may elect to withdraw from the Trust Fund an amount not to exceed the amounts described below at his discretion. The withdrawal shall be made as soon as practicable following the date on which the request for the withdrawal is made. The amount available for withdrawal is based on the balance in each account as of the date the withdrawal request is processed by the recordkeeper appointed by the Company and shall be withdrawn in the following order with the amounts available in each account to be fully withdrawn before any amount is taken from the next account:

(i)	From the balance in his After‑Tax Contribution Account;

(ii)	From the balance in his Rollover Contribution Account;

(iii)	From the balance in his Company Matching Contribution Account;

(iv)	From the balance in his Trane Pre-2010 Company Match Account;

(v)	From the balance in his Prior Plan Benefit Account;

(vi)	From the balance in his Before‑Tax Contribution Account;

(vii)	From the balance in his Catch-up Contribution Account; and

(viii)	From the balance in his Qualified Nonelective Contribution Account.

In no event shall an individual be permitted to take an in-service distribution as described in this Section 8.2 from his Company Core Contribution Account.

8.3    HARDSHIP WITHDRAWALS

(a)
A Participant may request a hardship withdrawal, subject to the approval of the Benefits Administration Committee, in an amount which does not exceed the amount required to meet the immediate and heavy financial need created by the hardship and provided the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans available under all qualified plans maintained by the Company or an Affiliated Company.

The request for a hardship withdrawal must be received by the Benefits Administration Committee (or its delegate) at least one month but not more than two months in advance of the Valuation Date as of which the withdrawal is to be made. The Benefits Administration Committee shall promptly review the hardship withdrawal request and notify the Participant that the request has been approved or disapproved. The Benefits Administration Committee shall approve requests for hardship withdrawals using the objective criteria set forth in paragraph (b) below as well as documentary evidence submitted by the Participant to substantiate the reason for and the amount of the need. The only discretion to be exercised by the Benefits Administration Committee is whether the documents submitted by the Participant satisfy the objective conditions.

In the event amounts are withdrawn from the Participant’s Before‑Tax Contribution Account in accordance with this Section 8.3(a) before age 59½, Participant Contributions made under Section 3.1 shall be suspended for a period of six consecutive months commencing on the first day of the month following the date of withdrawal.

(b)    For purposes of this Section 8.3, a withdrawal shall be deemed to be made on account of an     immediate and heavy financial need of the Participant if the withdrawal is on account of:

(i)
medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant’s Spouse, or any dependent of the Participant (as defined in Section 152 of the Code, but without regard to Sections 152(b)(1), 152(b)(2), and 152(d)(1)(B) of the Code);

(ii)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)	payment for tuition for the next semester or quarter of post‑secondary education for the Participant, his Spouse, children or dependents;

(iv)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)	Payment for funeral or burial expenses for the Participant’s deceased parent, spouse, child or dependent; or

(vi)
Expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

(c)	A hardship withdrawal made by a Participant under this Section 8.3 shall be withdrawn from the Participant’s Total Account in the following order:

(i)	from the balance of his After‑Tax Contribution Account;

(ii)	from the balance in his Rollover Contribution Account;

(iii)
from the balance in his Company Matching Contribution Account, including the balance in his LESOP Matching Subaccount, and excluding the portion of the Company Matching Contribution Account attributable to Company Matching Contributions made on or after January 1, 2003 (whether to the IR Plan or this Plan);

(iv)	from the balance in his Prior Plan Benefit Account; and

(v)	from the balance of his Before‑Tax Contribution Account, exclusive of earnings after 1988 except to the extent provided under paragraph (d) below.

(d)	The balance in the Participant’s Before‑Tax Contribution Account that is available for withdrawal on account of financial hardship shall be equal to the lesser of (i) or (ii) below:

(i)	An amount equal to (A) plus (B), minus (C), below:

(A)	The balance in the Participant’s Before‑Tax Contribution Account (including the loan fund), as of December 31, 1988.

(B)	Contributions credited after December 31, 1988 to the Participant’s Before‑Tax Contribution Account (whether to the IR Plan or this Plan).

(C)	Distributions made after December 31, 1988 from the Participant’s Before‑Tax Contribution Account (whether to the IR Plan or this Plan).

(ii)	The value of the Participant’s Before‑Tax Contribution Account (excluding the loan fund) as of the date such withdrawal is processed by the recordkeeper appointed by the Company.

(e)
Amounts withdrawn under paragraph (c) above shall be debited to each Fund (except the loan fund) in proportion to how the balance of each account from which the withdrawal to be made is invested in such Fund.

(f)	In no event shall a Participant be permitted to take a hardship distribution from his Company Core Contribution Account or Profit Sharing Account.

8.4    TAXABILITY OF WITHDRAWALS

For purposes of determining the tax treatment of distributions from the Plan, the Participant’s After‑Tax Contribution Account will comprise a separate contract for purposes of Code Section 72(d) and shall include both pre‑1987 and post‑1986 contributions and earnings thereon.

8.5    RESTORATION OF WITHDRAWALS

A Participant shall not be permitted to restore to the Plan any amounts withdrawn under the provisions of Sections 8.1, 8.2 or 8.3.

8.6    TIMING OF WITHDRAWALS

All withdrawals shall be made as soon as practicable in accordance with procedures established by the Benefits Administration Committee. The Benefits Administration Committee in its discretion may authorize an advance payment in an amount equal to all or a portion of the amount of the requested withdrawal, with the balance, if any, to be made as soon as practicable after such Valuation Date.

To the extent that any withdrawals are made from the Company Stock Fund or the IR Stock Fund pursuant to Section 8.1 or Section 8.2 of the Plan, such withdrawals may, at the election of the Participant, be made either in the form of cash equal to the portion of the withdrawal being made from the Company Stock Fund or the IR Stock Fund, or in the form of whole shares of Company Stock and IR Stock combined with a cash lump sum equal to the Participant’s fractional shares in Company Stock and IR Stock. The conversion of shares of Company Stock and/or IR Stock to cash shall be based on the closing price per share on the last day on which the stock was traded coincident with or next preceding the applicable Valuation Date.

8.7	LOANS

Any Participant may request a loan in an amount which does not exceed an amount equal to the lesser of (a) or (b) below:

(a)	$50,000 reduced by the individual’s highest outstanding loan balance during the 12‑month period ending on the day before the date the new loan is made.

(b)
50% of the individual’s vested Total Account balance, excluding the Company Core Contribution Account, Company Retirement Contribution Account, Profit Sharing Contribution Account, Trane Employer Contribution Account, Trane ESOP Basic Account or Trane ESOP Account reduced by the outstanding balance of all previous loans made to the individual.

In no event, however, shall an individual be allowed to borrow from his Company Matching Contribution Account, Profit Sharing Account, Company Retirement Contribution Account or Company Core Contribution Account. The loan shall be made as of the Valuation Date designated by the Participant which shall coincide with or follow the date on which the loan application is made.

8.8    LOAN CONDITIONS

A loan shall be subject to the following conditions:

(a)
There shall be no more than one loan outstanding at any time, provided, however, any Participant who had more than one loan outstanding on the Effective Date may continue to repay such loans. Notwithstanding the foregoing, if a Participant had any loans outstanding under the IR Plan, that Participant shall not be eligible for a loan under this Plan while any loan remains outstanding.

(b)	The minimum loan shall be $1,000.

(c)
Each loan shall bear a reasonable rate of interest established in accordance with specific written procedures adopted from time to time by the Benefits Administration Committee. Such rate of interest shall provide the Plan with a return commensurate with the prevailing interest rate charged on similar commercial loans by institutions in the business of lending money.

(d)	The amount transferred to the loan fund from the Participant’s Total Account will be made in the following order:

(i)	from the balance of his Before-Tax Contribution Account;

(ii)	from the balance in his Rollover Contribution Account;

(iii)	from the balance in his Prior Plan Benefit Account; and

(iv)	from the balance of his After-Tax Contribution Account.

(e)
The repayment period shall be no less than six months and no more than five years, unless the loan is used to acquire a dwelling unit which, within a reasonable period of time (as determined by the Benefits Administration Committee), is to be used as the principal residence of the Participant. The maximum repayment period for a loan used to acquire a dwelling unit shall be a reasonable time, as determined by the Benefits Administration Committee, which may exceed five (5) years but shall not exceed fifteen (15) years.

(f)
Repayment shall be in equal installments by payroll deduction provided that a Participant who is on an unpaid Leave of Absence or has had a Separation Date may continue making repayments by check until the loan is repaid within its original term.

(g)	Repayment shall commence with the first paycheck received in the second succeeding month following the Valuation Date as of which the loan is granted.

(h)	Full repayment of the outstanding balance may be made by check as of any Valuation Date after the date on which repayment is scheduled to commence.

(i)
The interest portion of each repayment shall be credited to each account based on the outstanding loan balance in such account. The principal portion of each repayment shall be credited to each account in reverse sequence to that used when the loan was originally taken from such account. The amount of each repayment, including principal and interest, shall be remitted at the end of each month and credited to each Fund in accordance with the Participant’s then current investment election,

(j)
Up to 50% of the present value of the Participant’s vested interest in the Plan shall normally be the collateral for the loan. However, in the event of the Participant’s failure to repay the loan in accordance with Section 8.8(f), the Benefits Administration Committee shall take such other action as appropriate to cause repayment within the period stipulated. Such other action may include, but shall not be limited to, deeming the remaining balance due and payable at the time of default, or treating the unpaid balance of the loan as a withdrawal from the Participant’s Total Account, provided that such withdrawal otherwise conforms with the provisions of this Section 8.

(k)
The outstanding loan balance as of the date any distribution is made shall be deemed to have been distributed to the Participant as provided in Section 7.6 and no further repayments shall be due or accepted.

(l)
A Participant may request a withdrawal which includes his entire outstanding loan balance. At the time of such withdrawal, the loan balance shall be deemed to be distributed to the Participant as part of such withdrawal and no further repayments shall be due or accepted.

(m)
The Benefits Administration Committee may from time to time adopt rules to be applied in a uniform and nondiscriminatory manner to all Participants in similar circumstances. Such rules may include modification or waiver of the rules otherwise set forth in this Section 8.8.

(n)	Participant loans in plans that are merged into this Plan shall continue in effect under the terms applicable under the prior plan.

(o)	A loan initiation fee and an annual loan maintenance fee, as may be determined by the Benefits Administration Committee, will be charged against the Participant’s Total Account.

SECTION 9
ADMINISTRATION OF THE PLAN

9.1    THE BENEFITS ADMINISTRATION COMMITTEE

The Plan shall be administered by the Benefits Administration Committee which shall be appointed by the chief executive officer of Allegion plc. The Benefits Administration Committee is the named fiduciary for the administration of the Plan.

9.2	ORGANIZATION OF THE BENEFITS ADMINISTRATION COMMITTEE

The Benefits Administration Committee shall have a Chairman designated by the chief executive officer of Allegion plc and a Secretary appointed by the Benefits Administration Committee. Action of the Benefits Administration Committee shall be by a majority vote. A writing by the Secretary of the Benefits Administration Committee setting forth the names of the members of the Benefits Administration Committee, or actions taken by the Benefits Administration Committee shall be sufficient evidence at all times as to the persons constituting the Benefits Administration Committee, or such actions taken.

9.3    POWERS OF THE BENEFITS ADMINISTRATION COMMITTEE

Except as provided in the Trust Agreement, hereinafter mentioned, the Benefits Administration Committee shall have the sole responsibility for the administration of the Plan with all powers necessary to enable it properly to carry out its duties in that respect, and its decisions upon all matters within the scope of its authority shall be final. Subject to Section 9.5 and ERISA, the Benefits Administration Committee shall have and shall exercise complete discretionary authority to construe, interpret, and apply all of the terms of the Plan, including all matters relating to eligibility for benefits, amount, time or form of benefits, and any disputed or allegedly doubtful terms. In exercising such discretion, the Benefits Administration Committee shall give controlling weight to the intent of the sponsor of the Plan. Specifically, but not in limitation of the broad power herein conferred, the Benefits Administration Committee shall have the power, pursuant to the Plan, to:

(a)    Determine the following:

(i)	Whether a person working for the Company is an Eligible Employee within the definition of that term as used in the Plan;

(ii)	The Service of any such Employee;

(iii)	All other questions involving construction of the Plan or any of the terms or provisions thereof.

(b)
Examine the administration by the Trustee of the Trust Fund, to take action where necessary regarding any acts or omissions of the Trustee in the administration of the Trust Fund and to make any claim against the Trustee for negligence or otherwise with reference to such acts or omissions. The responsibility of the Benefits Administration Committee in this area is limited to administrative actions and procedures of the Trustee and does not include investment policies, practices or management, all of which fall within the area of responsibility of the Benefits Investment Committee, as covered in Section 10.6.

(c)
Engage an independent qualified public accountant to conduct an examination of any financial statement of the Plan so as to enable him to form an opinion as to any other financial statements necessary for the operation of the Plan.

(d)
Appoint such agents and subcommittees as it may deem necessary for the effective exercise of its powers and duties and to delegate to such agents and subcommittees any powers and duties, both ministerial and discretionary, as the said Benefits Administration Committee shall deem expedient and appropriate.

(e)	Authorize the Trustee to incur expenses not provided for in the Trust Agreement and to reimburse the Trustee for any expenses so incurred.

(f)
Adopt such rules of procedure as it shall deem necessary in the administration of the Plan, including, but not limited to, procedures for presenting claims for benefits under the Plan and for review of claims which are denied in whole or in part, and procedures for complying with the requirements of Section 414(p) of the Code with respect to Qualified Domestic Relations Orders.

9.4	RECORDS OF THE BENEFITS ADMINISTRATION COMMITTEE

All acts and determinations of the Benefits Administration Committee shall be duly recorded by, or under the supervision of, the Secretary thereof, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary or the Chairman of the Benefits Administration Committee.

9.5	PROCEDURE FOR CLAIMING BENEFITS UNDER THE PLAN

(a)
Claims for benefits under the Plan made by an Employee or Beneficiary covered by the Plan must be submitted to the Benefits Administration Committee or its designee. Approved claims will be processed and instructions issued to the Trustee authorizing payments as claimed.

In the event there is a dispute, all claims, including claims that involve a determination of Disability by the Benefits Administration Committee because the claimant is not covered by a long term disability plan sponsored by the Company or an Affiliated Company (a “Disability Determination”), must be submitted to the Benefits Administration Committee in writing and within one year of:

(i)	in the case of any lump sum payment, the date on which the payment was made or allegedly should have been made,

(ii)	in the case of an installment payment, the date of the first installment payment or the date it allegedly should have been paid,

(iii)	in the case of any Disability Determination with respect to vesting, the date that the Employee was first notified that he is not vested in any benefit under the Plan, or

(iv)	For all other claims, the date on which the action complained of occurred.

If a claim is denied in whole or in part, the claimant will be notified by written notice, in a manner calculated to be understood by the claimant. The notice will include:

(I)    the specific reason or reasons for the denial of the claim;

(II)	the specific references to the pertinent Plan provisions on which the denial is based;

(III)	a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(IV)	a description of the Plan’s claim review procedure and the time limits applicable to such procedure; and

(V)	a statement of the claimant’s right to bring a civil action in accordance with Section 502(a) of ERISA if the claimant’s claim is denied upon review.

Such notification shall be given within 90 days after the claim is received. This period may be extended for another 90 days if the claimant is notified that the extension is necessary due to matters beyond the control of the Plan, before the end of the original 90-day period. Any notice for an extension will explain the reason for the extension and the date by which the Benefits Administration Committee expects to rule on the claim.

Notwithstanding the foregoing, in the event of a claim involving a Disability Determination, the Benefits Administration Committee or any designee thereof shall notify the claimant of its decision by written notice within 45 days after receipt of the claim. This period may be extended for 30 days if the claimant is notified that the extension is necessary due to matters beyond the control of the Plan, before the end of the original 45-day period. If, prior to the end of the 30-day extension period, the Benefits Administration Committee or any designee thereof determines that due to matters beyond the control of the Plan, a decision cannot be rendered within that initial extension period, the period for making the determination may be extended for an additional 30 days if the claimant is notified in writing prior to the end of the first 30-day extension period. Any notice for an extension relating to a Disability Determination will explain the reason for the extension, the date by which the Benefits Administration Committee or any designee thereof expects to rule on the claim, the standards on which the Disability Determination, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. In the event additional information is necessary, the claimant shall be afforded at least 45 days within which to provide the specified information.

In the event of an adverse Disability Determination, in addition to the information described in subsections (I), (II), (III), (IV), and (V) above, the Benefits Administration Committee’s or any designee thereof written notice of denial shall include:

(A)
the specific rule, guideline, protocol, or other similar criterion, if any, which was relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the determination and that a copy of such will be provided free of charge upon request; and

(B)
if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(b)
Upon denial of a claim in whole or in part, a claimant or his duly authorized representative shall have the right to submit a written request to the Benefits Administration Committee for a full and fair review of the denied claim, to submit written comments, documents, records, and other information relating to the claim, and to be provided, upon request and free of charge, access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. A request for review of a claim must be submitted within 60 days (180 days in the event of a claim involving a Disability Determination) of receipt by the claimant of written notice of the denial of the claim. If the claimant fails to file an appeal within the applicable deadline, the claimant shall have no further right to appeal.

In the event of a denial of a claim involving a Disability Determination, the review of the denied claim must not afford deference to the initial adverse determination, and must be reviewed by a Plan fiduciary who had no role in the initial adverse determination and who is not the subordinate of a fiduciary who had a role in the initial determination. In addition, in deciding an appeal of an adverse determination regarding a claim involving a Disability Determination which was based in whole or in part on a medical judgment, the Plan fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment (other than any health care professionals who were consulted in connection with the initial adverse determination, or their subordinates) and identify for the claimant the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse determination, regardless of whether the advice was relied upon in making the determination.

The Benefits Administration Committee or any designee thereof shall advise the claimant of the results of the review within 60 days after receipt of the written request for review (45 days in the event of a review of a denied claim involving a Disability Determination). This period may be extended for another 60 days (45 days in the case of a claim involving a Disability Determination) if the Benefits Administration Committee determines that special circumstances require an extension of time for processing the request and if written notice of such extension and circumstances is given to such claimant within the initial 60-day (or 45-day) period. Any notice for an extension will explain the reason for the extension and the date by which the Benefits Administration Committee expects to rule on the claim.

In the event an appeal is denied, the claimant will be notified in writing. The Benefits Administration Committee shall set forth in the notice:

(i)    the specific reason or reasons for the denial of the claim;

(ii)	the specific references to the pertinent Plan provisions on which the denial is based;

(iii)
a statement of the claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)	a statement of the claimant’s right to bring a civil action in accordance with Section 502(a) of ERISA.

In the event of a denial of an appeal involving a Disability Determination, in addition to the information described in subsections (i), (ii), (iii), and (iv) above, the Benefits Administration Committee’s written notice of denial shall include:

(A)
the specific rule, guideline, protocol, or other similar criterion, if any, which was relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the determination and that a copy of such will be provided free of charge upon request; and

(B)
if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

The decision of the Benefits Administration Committee by majority vote shall be final and binding upon any and all claimants, including but not limited to Employees and their Beneficiaries, and any other individuals making a claim through or under them.

(c)
In the event a claimant’s appeal is denied by the Benefits Administration Committee, he or she shall have a right to bring a civil action under Section 502(a) of ERISA. Any such legal action must be filed within twelve (12) months of the appeal having been denied. Any lawsuit filed shall be governed by ERISA, or to the extent not preempted, the laws of the state of New York.

9.6	THE PLAN IS A VOLUNTARY ACT BY THE COMPANY

Establishment and maintenance of the Plan constitute voluntary acts of the Company and are not to be deemed or construed to be a part of any contract of employment, or as giving any person any enforceable right against the Company. The Trust Fund shall be the sole source of all distributions or other benefits provided for in the Plan, and the Company shall not be liable or responsible therefor. Neither the action of the Company in establishing the Plan nor any action hereafter taken by the Board or by any committees in connection with the Plan shall be construed as giving to any Employee a right to be retained in the service of the Company or any right or claim to any benefits under the Plan except as expressly provided in the Plan.

9.7    INDEMNIFICATION

The Company may indemnify all persons, including Employees, who are or may be determined to be fiduciaries as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify (but not including other independent professional advisors and service organizations) to the extent permitted by law against any and all claims, loss, damages, expenses and liability from any action or failure to act except when such action or failure to act is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person.

9.8    FIDUCIARY INSURANCE

The Company may secure to the extent practicable and maintain in full force and effect insurance on behalf of all persons, including Employees, who are or may be determined to be fiduciaries, as that term is defined in ERISA, including independent professional advisors and service organizations which it is contractually obligated to indemnify, to cover liability or losses occurring by reason of the act or omission of each such person, unless such act or omission is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person, and it may secure and maintain in full force and effect insurance on behalf of other independent professional advisors and service organizations which are or may be determined to be fiduciaries, as that term is defined in ERISA.

9.9    FILINGS WITH THE BENEFITS ADMINISTRATION COMMITTEE

For all purposes of the Plan, any designation or change of Beneficiary, distribution election, or other form or document required under the Plan shall become effective only upon receipt by the Benefits Administration Committee or its designee of such written designation, change, or election, or other form or document. Notwithstanding the foregoing, the Benefits Administration Committee may use or allow the use of electronic and other paperless methodologies to the extent permitted by relevant guidance from the Internal Revenue Service or the Department of Labor. Electronic media include, but are not limited to, e-mail, internet, intranet systems, voice response, telephone, or other paperless systems. If electronic or other paperless methodology is approved by the Benefits Administration Committee, any requirement in the Plan requiring a written action may be satisfied through electronic media.

9.10    PAYEE UNKNOWN

If the Benefits Administration Committee is unable after any benefit becomes payable from the Trust to authorize payment or continued payment because the identity or whereabouts of a former Employee or Beneficiary cannot be ascertained, the Benefits Administration Committee shall give written notice addressed to such former Employee or Beneficiary at his last known address as shown by the records of the Company. If the former Employee or Beneficiary shall fail to respond in writing to such notice, the right to such benefits shall cease; provided, however, that if the identity or whereabouts of such former Employee or Beneficiary is later ascertained, the right to such benefits and payment in the amount provided in the Plan shall commence or recommence after such determination is made; and provided, further, that if there is a dispute respecting eligibility or benefits (either form or amount or both), payments will be made for any period during which there is such a dispute, if it is established that they were in fact due.

Any amounts forfeited pursuant to this Section 9.10 shall be held in a suspense account and such amounts shall be used to restore amounts previously forfeited pursuant to Section 4.3 and this Section 9.10. In the event that the amount held in suspense is not sufficient to make a restoration, the Company shall make a contribution in the amount necessary to restore such forfeiture.

9.11	RELIANCE ON STATEMENTS OF PARTICIPANTS AND BENEFICIARIES

The Company, any Affiliated Company, the Benefits Administration Committee, and the Trustee may rely upon any certificate, statement, or other representation made to them by any Employee, Participant, Spouse, or other Beneficiary with respect to age, length of service, leave of absence, date of cessation of employment, marital status, or other fact required to be determined under any of the provisions of this Plan, and shall not be liable on account of any payment or the performance of any act in reliance upon any such certificate, statement, or other representation.

Any such certificate, statement, or other representation made by an Employee or Participant shall be conclusively binding upon such Employee or Participant and his Spouse or other Beneficiary, and such Employee, Participant, Spouse, or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.

Any such certificate, statement, or other representation made by a Participant’s Spouse or other Beneficiary shall be conclusively binding upon such Spouse or Beneficiary, and such Spouse or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.

9.12	DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES

In the event a distribution is to be made to a minor or an adult unable to attend to his affairs for any reason (including, but not limited to, illness, infirmity, or mental incapacity), the Benefits Administration Committee may direct the Trustee to pay the benefits to the person or institution maintaining or having custody of such person, without responsibility of the Company or the Trustee to see to the application of such benefits. Payments made pursuant to such power shall operate as a complete discharge of any and all liability on the part of the Company, the Trustee, and the Trust Fund.

SECTION 10
ADMINISTRATION OF THE TRUST

10.1    TRUST AGREEMENT

The Company has entered into a Trust Agreement, hereinbefore and hereinafter referred to as the “Trust Agreement.”

10.2    PROVISIONS OF THE TRUST AGREEMENT

Pursuant to the terms and provisions of the Trust Agreement, such Trustees as the Company may appoint, will receive and invest all contributions made under the Plan by the Company and by the Participants to the Trust Fund held by the Trustees and all income derived therefrom. The Company may remove the Trustee and may appoint successor or additional trustees and may divide their duties and responsibilities as it sees fit.

10.3    EXCLUSIVE BENEFIT OF PARTICIPANTS

All assets of the Trust Fund, whether representing contributions made by the Company or by the Participants, shall be held by the Trustees as a trust fund for the benefit of Participants and Beneficiaries under the Plan. In no event shall it be possible at any time prior to the satisfaction of all liabilities, fixed or contingent, under the Plan, for any part of the assets of the Trust Fund whether principal or income, to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries.

10.4    DIRECTIONS OF THE COMMITTEES

The Trust Agreement also specifically provides among other things, for the investment or reinvestment of the Trust Fund and the income derived therefrom, and for the management of such Trust Fund, the responsibilities and immunities of the Trustees, the removal of the Trustees and the appointment of successors, accountings by the Trustees and the disbursement of the Trust Fund in accordance with the direction of the Benefits Investment Committee or the Benefits Administration Committee as applicable.

10.5    COORDINATION OF PLAN AND TRUST AGREEMENT

The rights of all persons under the Plan are subject to all the terms and provisions of said Trust Agreement.

10.6    BENEFITS INVESTMENT COMMITTEE

The Benefits Investment Committee is a committee appointed by the Board or its delegate. The Benefits Investment Committee shall have and may exercise all powers given to the Board and to the Company in the Trust Agreement which relate to the investment policy, practice and management to be followed by the Trustee. In furtherance of its duties it may engage investment managers, who may be authorized to direct the Trustee in the making of investments, and may discharge any investment manager so engaged and engage other investment managers at any time in its sole discretion. The Benefits Investment Committee is the named fiduciary for the investment policy of the Trust Fund.

10.7    RETURN OF CONTRIBUTIONS

Nothing herein shall prohibit a return to the Company, within one year after payment, of excess sums contributed to the Trust Fund as a result of a mistake of fact. In the event that the Commissioner of Internal Revenue (or his delegate) determines that the Plan is not initially qualified under the Code, any Company contributions made to the Plan shall be returned to the Company within one year after the date the initial qualification is denied, provided application for qualification is made by the time prescribed by law for filing the Company’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

Each Company contribution is conditioned on the deductibility of the contribution under Section 404 of the Code, and to the extent such contribution is disallowed, the contribution shall be returned to the Company within one year after the date of disallowance.

In the event any amount is returned to the Company pursuant to this Section 10.7, such amount to be returned shall be determined without regard to any net investment gains, but such amount shall be reduced to reflect any net investment losses.

SECTION 11
AMENDMENT, TERMINATION, OR MERGER OF THE PLAN

11.1    RIGHT TO AMEND

The Trust Fund, which is an inseparable part of the Plan, shall be irrevocable, and the Company anticipates and believes that the Plan itself will continue without interruption. However, because of the uncertainties inherent in the operation of any business enterprise over a long period of time, the Company cannot guarantee the continuation of the Plan forever. Accordingly, Allegion plc expressly reserves the right to amend the Plan by action of the Board or its delegate, the Benefits Design Committee, at any time. However, approval of the shareholders shall be required for any amendment which would:

(a)	Increase Company Matching Contributions to an annual amount in excess of 100% of the first 6% of a Participant’s Before-Tax and After-Tax Contributions, or

(b)	deny a Participant voting rights in Company Stock.

The Board or the Benefits Administration Committee shall have the authority to waive requirements as to eligibility, in the case of those Participants whose standing has changed so as to otherwise render them ineligible to participate. No amendment may be made which will deprive any Employee of any interest hereunder that has accrued to him, including optional forms of payment, prior to the adoption date of such amendment.

11.2    CHANGES IN PLAN BENEFITS

Subject to the provisions set forth in Section 11.1, amendments or revisions to the Plan may provide, among other things, that the contributions shall be different from those set forth herein, that various groups of Employees shall receive the same or different contributions and may designate Employees as being within, not within, or no longer within the coverage of any such contributions, all as the Board shall in its discretion from time to time believes to be required by the different situations of various Employees or groups of Employees and in the best interest of the Company and its shareholders.

11.3    RIGHT TO TERMINATE

The Plan may be terminated at any time by resolution of the Board or its delegates provided that no such action shall permit any part of the assets of the Trust Fund, whether principal or income, to revert to the Company or to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries until all liabilities, fixed or contingent, under the Plan with respect to such Participants and Beneficiaries shall have been liquidated in full.

11.4    NOTICE OF TERMINATION

In the event that the Company determines to amend or discontinue the Plan, in whole or in part, the Company will give the Benefits Administration Committee and the Trustee at least one month’s prior written notice thereof.

11.5    TERMINATION OF TRUST

If the Plan is terminated, all of the Participants’ Total Accounts shall be nonforfeitable as of the date of termination. The Trust Fund shall be revalued as of the date the remaining assets are to be distributed, and the then current value of all Total Accounts shall be distributed in the manner described in Section 7.

If another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) is established or maintained (within the meaning of Section 401(k)(10)(A)(i) of the Code) distribution shall not be made until a Participant’s actual separation from service (within the meaning of Section 401(k)(2)(B) of the Code).

11.6    DISCONTINUANCE OF CONTRIBUTIONS

Any Participating Subsidiary may at any time, by resolution of its board of directors, completely discontinue its participation in and contributions under the Plan. If such Participating Subsidiary completely discontinues its contributions under the Plan, either by resolution of its board of directors or for any other reason, and such discontinuance is deemed a partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, the amounts credited to the Total Accounts of all affected Participants (other than Participants who, in connection with the discontinuance of Company contributions, transfer employment to a Company which continues to contribute under the Plan) shall be nonforfeitable as of the date of discontinuance.

11.7    MERGER OF PLANS

Subject to the provisions of this Section 11.7, the Plan may be amended to provide for the merger of the Plan with, or a transfer of all or part of its assets to, any other qualified plan within the meaning of Section 401(a) of the Code. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit if such other plan terminated immediately after such merger, consolidation, or transfer equal to or greater than the benefit the Participant would have received if the Plan had been terminated immediately prior to the merger, consolidation, or transfer and any other applicable requirement of Section 414(l) of the Code.

Notwithstanding any other provision in the Plan to the contrary, no plan to plan transfer may be made with respect to accounts under this Plan consisting of Before-Tax Contributions, qualified non-elective deferrals and/or qualified matching contributions unless the transferee plan contains the restrictions on distributions with respect to such transferred amounts as set forth in Regulation Section 1.401(k)-1(d).

SECTION 12
MISCELLANEOUS PROVISIONS

12.1    GENDER

Whenever the word “he” or “his” or “him” is used in the Plan, such word is intended to embrace within its purview the word “she” or “her,” as may be appropriate.

12.2    INVESTMENTS AND EXPENSES

All Trustee’s fees, investment management fees, investment related fees and administrative costs shall be borne by the Plan except to the extent such fees and costs are otherwise paid by the Company. Any fees and costs other than for withdrawals, distributions, loan initiations and loan maintenance that are paid by the Plan shall be charged against Participant Total Accounts on a pro-rata basis. Processing fees as established by the Benefits Administration Committee for withdrawals, distributions, loan initiations and loan maintenance will be charged against the applicable Participant’s Total Account.

12.3    VOTING RIGHTS

Full and fractional shares of Company Stock or IR Stock (or units representing such shares) which are credited to a Participant’s Total Account shall be voted by the Trustee only in accordance with, and upon instructions of, the Participant or Beneficiary, as the case may be, to whose Total Account such shares (or units representing such shares) are allocated on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant or Beneficiary whose Total Account is invested in the Company Stock Fund or the IR Stock Fund, as applicable. Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Except as otherwise provided in the Trust Agreement, any shares of Company Stock or IR Stock held by the Trustee as to which it receives no voting instructions shall be voted proportionally, as it votes the shares of Company Stock or IR Stock for which it has received instructions.

12.4    STATEMENTS OF ACCOUNTS

The Benefits Administration Committee shall cause to be furnished to each Participant, no less frequently than once in each calendar quarter, a statement showing the value of his Total Account invested in each investment fund and the vested portion of his Total Account

12.5    NONALIENABILITY OF BENEFITS

No Participant, nor any Spouse or other Beneficiary of any Participant, shall have any power to assign, transfer, pledge, encumber or anticipate any payment to be made under the Plan, nor shall the right to receive any such payment be in any manner subject to levy, attachment or other legal process to enforce payment of any claim against any Participant, Spouse, or other Beneficiary. This Section 12.5 shall not apply to the creation, assignment, or recognition of a right to any benefit payable pursuant to a Qualified Domestic Relations Order.

12.6	TOP HEAVY PROVISIONS

(a)	For purposes of this Section, the following terms shall have the meanings indicated below:

(i)    “Aggregation Group” means either:

(A)
A “Permissive Aggregation Group.” The Benefits Administration Committee may also include any other qualified plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Sections 401(a)(4) and 410 of the Code. Such group shall be known as a Permissive Aggregation Group.

(B)
A “Required Aggregation Group.” In determining a Required Aggregation Group hereunder, each qualified plan of the Company or an Affiliated Company in which a Key Employee participates and each other plan of the Company or an Affiliated Company, including terminated plans maintained within the one-year period ending on the Determination Date, which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code will be required to be aggregated. Such group shall be known as a Required Aggregation Group. Notwithstanding the foregoing, the Required Aggregation Group will not include “safe harbor” plans described in Section 401(k)(12) and 401(m)(11) of the Code or Section 401(k)(13) and 401(m)(12) of the Code.

Solely for purposes of determining if the Plan or any other qualified plan in the Required Aggregation Group is a top heavy plan for a Plan Year, the accrued benefits of Non‑Key Employees shall be determined for Plan Years beginning after 1986 under the method, if any, which is uniformly applied for accrual purposes under all defined benefit plans maintained by the Company or Affiliated Companies or, if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

In no event shall this Plan be considered a top heavy plan if it is part of a Required Aggregation Group or a Permissive Aggregation Group that is not a top heavy group.

Only those plans of the Company or Affiliated Companies in which the determination dates fall within the same calendar year shall be aggregated in order to determine whether such plans are top heavy plans.

(ii)	“Determination Date” means the last day of the preceding Plan Year, except that for the first Plan Year the Determination Date is the last day of that Plan Year.

(iii)	“Employee,” “Former Employee,” “Key Employee” and “Non‑Key Employee” shall also include Beneficiaries of such an employee.

(iv)
“Key Employee” means any employee or former employee (including any deceased employee) of the Company or an Affiliated Company who at any time during the Plan Year containing the Determination Date for the Plan Year in question is:

(A)
An officer of the Company or Affiliated Company, if such individual received Section 415 Compensation as defined in Section 13.3 of more than $165,000 as adjusted. No more than 50 employees (or, if lesser, the greater of 3 employees or 10% of the employees) shall be treated as officers (exclusive of employees described in Section 414(q)(5) of the Code).

(B)
A 5% owner of the Company or an Affiliated Company. A “5% owner” means a person owning (or considered as owning, within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Company or an Affiliated Company, or stock possessing more than 5% of the total combined voting power of all stock of the Company or an Affiliated Company (or having more than 5% of the capital or profits interest in any Company or Affiliated Company that is not a corporation determined under similar principles).

(C)
A 1% owner of the Company or an Affiliated Company having Section 415 Compensation of more than $150,000. A “1% owner” means any person who would be described in paragraph (a)(iv)(B) above if “1%” were substituted for “5%” in each place where it appears in paragraph (a)(iv)(B).

A Key Employee shall be determined in accordance with the provisions of Section 416(i) of the Code.

(v)	“Non‑Key Employee” means an employee who is not a Key Employee, including any employee who is a former Key Employee.

(vi)	“Valuation Date” means the date used to calculate the value of account balances or accrued benefits for purposes of determining the top heavy ratio specified in paragraph (b) below.

For purposes of this Plan, the Valuation Date shall be the Determination Date. For each other plan, the Valuation Date shall be, subject to Section 416 of the Code, the most recent Valuation Date which falls within or ends within the twelve consecutive months ending on the applicable determination date for such plan.

(b)    Top Heavy Plan

The Plan shall be deemed a top heavy plan for a Plan Year if, as of the Valuation Date preceding the applicable Determination Date, the sum of the account balances of Key Employees under this Plan and all other defined contribution plans in the Aggregation Group, and the present value of accrued benefits of Key Employees under all defined benefit plans in the Aggregation Group exceeds 60% of the sum of the account balances of all Participants under this Plan and all other defined contribution plans in the Aggregation Group and the present value of accrued benefits of all Participants under all defined benefit plans in the Aggregation Group (but excluding Participants who are former Key Employees).

For purposes of this test, the following rules shall apply:

(i)
Subject to subparagraph (ii) below, any part of an account balance distributed from this Plan or any other plan in the Aggregation Group, and any accrued benefit distributed from any other plan in the Aggregation Group during the one-year period ending on the Determination Date (in the case of any distribution made for a reason other than severance from employment, death or disability, the five-year period ending on the Determination Date) shall be taken into consideration.

(ii)
The accounts of all former employees who have not been credited with at least one Hour of Service during the one-year period ending on the Determination Date shall be disregarded, provided, however, that if such former Employee again completes an Hour of Service with the Company after such one-year period, such former Employee’s accounts shall be taken into consideration.

(iii)
If an Employee is a Non‑Key Employee for the Plan Year containing the Determination Date, but such individual was a Key Employee during any previous Plan Year, the value of his or her accounts shall not be taken into consideration.

(iv)
The determination of account balances under all defined contribution plans in the Aggregation Group shall be increased for contributions due as of the Determination Date to the extent required under Section 416 of the Code.

(v)
The determination of the present value of accrued benefits under all defined benefit plans in the Aggregation Group shall be based on the interest rate and mortality table specified in such defined benefit plans.

(vi)	Distributions, rollovers and trust to trust transfers shall be taken into consideration to the extent required under Section 416 of the Code.

(vii)	“Deductible employee contributions” (within the meaning of Section 501(c)(18)(D) of the Code) contributed to any plan in the Aggregation Group shall not be taken into consideration.

The calculation of the top heavy ratio shall be made in accordance with the provisions of Section 416 of the Code.

(c)	Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which the Plan is deemed to be a top heavy plan, the following provisions shall apply:

(i)	Minimum Contribution

The Company shall make a minimum contribution for each Participant who is a Non‑Key Employee and who is employed by the Company or an Affiliated Company on the last day of the Plan Year as follows:

(A)
If the Participant is also a participant in a defined benefit plan or another defined contribution plan sponsored by the Company or an Affiliated Company which provides a top heavy minimum benefit, then the minimum contribution to this Plan is 0%.

(B)
If the Participant is also a participant in a defined benefit plan or another defined contribution plan sponsored by the Company or an Affiliated Company which provides a top heavy minimum benefit offset by the minimum benefit under this Plan, or if the Participant is not a participant in any other defined benefit plan or defined contribution plan sponsored by the Company or Affiliated Company, then the minimum contribution to this Plan is the lesser of:

(1)	3% of the Participant’s Section 415 compensation for such Plan Year, or

(2)
The largest percentage of Employer Contributions, as a percentage of Section 415, allocated to the Total Account of any Key Employee for such Plan Year, provided no Key Employee is allocated an amount in excess of 3% of his or her compensation as defined in Section 13.3 (but including amounts of deferred compensation not currently includable in income for Federal income tax purposes for such Plan Year).

For purposes of this paragraph (c)(i), Participants shall also include Eligible Employees who have waived participation in this Plan.

If a Non-Key Employee participates in a defined benefit plan included in the Aggregation Group, the minimum benefit shall be provided under the defined benefit plan.

(ii)
In any Plan Year that the Plan ceases to be top heavy, the above provisions shall no longer apply, except that the portion of a Participant’s Company Matching Contribution Account and Company Profit Sharing Contribution Account which was vested pursuant to paragraph (i) above shall remain vested.

(iii)
Company Contributions including Company Matching Contributions shall be taken into account in satisfying the minimum allocation provisions of paragraph(c)(ii). Before-Tax Contributions shall not be taken into account to satisfy the minimum allocation provisions of paragraph (c)(ii) above.

(iv)	Employer contributions for a Non-Key Employee that are taken into account to meet the minimum allocation requirements of this Section shall be disregarded in applying the provisions of Section 12.7.

(v)
The provisions of this Subsection (c) shall not apply to any Employee included in a unit of Employees covered by a collective bargaining agreement if, within the meaning of Section 416(i)(4) of the Code, retirement benefits were the subject of good faith bargaining.

12.7	NONDISCRIMINATION LIMITATIONS ON PARTICIPANT CONTRIBUTIONS AND COMPANY MATCHING CONTRIBUTIONS

The Plan is intended to meet the “safe harbor” requirements set forth in Sections 401(k)(12) and 401(m)(11) of the Code and will make the Company Matching Contributions described in Section 4.1(a) of the Plan (the “safe harbor matching contribution”). The provisions of the foregoing sentence shall also apply to the initial Plan Year.

The Benefits Administration Committee shall provide each Eligible Employee at least 30 days but not more than 90 days before the beginning of any Plan Year a written notice of his rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes an Eligible Employee after the 90th day before the beginning of the Plan Year and does not receive a notice for that reason, the notice shall be provided no more than 90 days before the date the Employee becomes an Eligible Employee, but not later than the date the Employee becomes an Eligible Employee. Each Eligible Employee may make or modify a deferral election during the 30 day period following the receipt of the notice. Such notice shall describe the “safe harbor matching contributions,” the plan to which the safe harbor matching contributions are made, the type, and amount of compensation that may be deferred, how to make deferral elections, the period for making elections and the applicable withdrawal and vesting provisions. In addition, a supplemental notice shall be given if the “safe harbor matching contributions” are changed or if the Plan is amended to suspend the “safe harbor matching contributions.”

For any Plan Year in which the Plan is amended to reduce or suspend the “safe harbor matching contributions,” the Plan shall also be amended to incorporate the current year testing provisions set forth in Section 401(k)(3) and Section 401(m)(2) of the Code. Any such amendment may not be effective earlier than the later of 30 days after the supplemental notice is provided or the date the amendment is adopted. In order for such amendment to be effective, Eligible Employees must be provided a reasonable opportunity to change their election with regard to their Before Tax Contributions and After-Tax Contributions.

Notwithstanding the above, After-Tax Contributions shall be subject to the following testing provisions:

(a)    For purposes of this Section, the following terms shall have the meaning indicated below:

(i)
“Actual Contribution Percentage” means the average (expressed as a percentage) of the contribution percentages of Eligible Employees in a group. An Eligible Employee’s contribution percentage is equal to the ratio of the Employee’s After‑Tax Contributions for the Plan Year to the Eligible Employee’s Compensation for the Plan Year. The individual ratios and the percentages for any groups of individuals shall be calculated to the nearest one‑hundredth of one percent (.01%).

(ii)
“Eligible Employee” means any Employee of the Company who, during the Plan Year, is eligible to make Before‑Tax Contributions or After-Tax Contributions in accordance with the provision of Section 3.1. An individual shall be treated as an Eligible Employee for a Plan Year if he so qualifies for any part of the Plan Year, and whether or not his right to make Before‑Tax Contributions has been suspended under Section 8.3.

(iii)	“Compensation” means compensation as defined in Section 13.3.

(b)
If more than one plan providing for employee contributions (within the meaning of 401(m) of the Code) is maintained by the Company or an Affiliated Company, including plans with different plan years, the individual ratios of any Highly Compensated Employee who participates in more than one such plan or arrangement shall, for purposes of determining the individual’s Actual Contribution Percentage be determined as if all such arrangements were a single plan or arrangement. except, however, any such plan or arrangement that is not permitted to be aggregated by Treasury Regulation Section 1.401(m)-1(b)(4)(iii)(B) shall be excluded.

(c)
In the event that this Plan satisfies the requirements of Sections 410(b) and 401(a)(4) of the Code only if aggregated with one or more other plans, then this Section shall be applied by determining the Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan.

(d)
In accordance with the nondiscrimination requirements of Section 401(m) of the Code, the Benefits Administration Committee shall establish a Contribution Percentage Limit with respect to After‑Tax Contributions credited to a Participant’s Total Account during a Plan Year and may adjust such percentage limit from time to time during the Plan Year in order to satisfy one of the following tests:

(i)
The Actual Contribution Percentage of the group of Highly Compensated Employees for the current Plan Year shall not exceed the Actual Contribution Percentage of the group of Nonhighly Compensated Employees for the Plan Year immediately preceding the current Plan Year multiplied by 1.25.

(ii)
The Actual Contribution Percentage of the group of Highly Compensated Employees for the current Plan Year shall not exceed the Actual Contribution Percentage of the group of Nonhighly Compensated Employees for the Plan Year immediately preceding the current Plan Year, multiplied by two, provided that the Actual Contribution Percentage for Highly Compensated Employees is not more than two percentage points higher than the Actual Contribution Percentage for Nonhighly Compensated Employees for the Plan Year immediately preceding the current Plan Year.

(e)	The Benefits Administration Committee may take the following actions to assure compliance with the nondiscrimination limitations of Section 401(m) of the Code:

(i)
If during the Plan Year the average percentage described in paragraph (d) above applicable to the group of Highly Compensated Employees is expected to exceed the maximum average percentage necessary to comply with the rules described in such paragraph, the Benefits Administration Committee may direct that the Actual Contribution Percentage for each member of the group of Highly Compensated Employees be reduced (beginning with the Highly Compensated Employee whose Actual Contribution Percentage are the largest) so that the maximum average percentage is not exceeded.

(ii)
If at the end of the Plan Year, the average percentage described in paragraph (d) above applicable to the group of Highly Compensated Employees exceeds the maximum average percentage necessary to comply with the rules described in such paragraph, the Benefits Administration Committee shall first determine the total amount of excess aggregate contributions (as defined in Section 401(m))by calculating successive reductions in descending order of the highest individual Actual Contribution Percentage attributable to the members of the group of Highly Compensated Employees (beginning with the Highly Compensated Employee whose Actual Contribution Percentage is the highest) until the maximum average Percentage is not exceeded. The sum of the percentage reduction shall be multiplied by the applicable Compensation of the affected Highly Compensated Employee to determine the total excess aggregate contributions. The Benefits Administration Committee shall then direct that successive reductions of the highest individual After-Tax Contributions of members of the group of Highly Compensated Employees be made and returned (beginning with the Highly Compensated Employees with the largest contributions) and continuing in descending order until the total amount of excess aggregate contributions have been returned. Any Company Matching Contributions allocated to excess aggregate contributions returned to Highly Compensated Employees under this subsection (e) shall be forfeited. The amount of excess aggregate contributions returned and the amount of Company Matching Contributions forfeited under this subsection (e) shall be adjusted for investment gains or losses as of the date of such amounts are returned or forfeited.

(iii)
In the event a Highly Compensated Employee participates in two or more plans providing for employee contributions (within the meaning of 401(m) of the Code) maintained by the Company or an Affiliated Company, the determination of such Highly Compensated Employee’s share of any excess aggregate contributions shall be made in a manner consistent with Treasury Regulation Section 1.401(m)-2(b)(2)(iii)(B).

(iv)
The Plan may use any reasonable method for computing income or loss allocable to excess aggregate contributions as set forth under Treasury Regulation Section 1.401(m)-2(b)(2)(iv) provided that, for the 2006 and 2007 Plan Years, the method takes into account an adjustment for any “gap period” income or loss from the end of the Plan Year to the date of distribution of the excess aggregate contributions. The Plan may also use any of the alternative or safe harbor methods set forth in Treasury Regulation Section 1.401(m)-2(b)(2)(iv) provided such method is used consistently for all Participants for the Plan Year. For administrative convenience, such income computation may be determined as of a date that is seven (7) or fewer days prior to the distribution date. Commencing with the 2008 Plan Year, no adjustment shall be made for any “gap period” income or loss from the end of the Plan Year to the date of distribution of the excess aggregate contributions.

12.8	ACQUISITIONS AND DIVESTITURES

(a)
If the Company or a wholly‑owned Domestic Subsidiary of the Company shall acquire either all or substantially all of the assets or shares of stock of any other company or business in the United States, and if such other company or business becomes a Participating Subsidiary hereunder, the Company, in the discretion of the Board or the Benefits Administration Committee, may authorize that service with such acquired company or business shall be taken into account as Service under this Plan for any period prior to the date on which such other company or business was acquired.

(b)
If the Company shall sell either all or substantially all of the assets or shares of stock of any subsidiary, division or unit of the Company, or if the Company shall sell either all or substantially all of the shares of stock of any joint venture in which the Company is a partner, the Company, in the discretion of the Board or the Benefits Administration Committee, may direct any or all of the following actions be taken with respect to Participants employed on the date of sale by such subsidiary, division, unit or joint venture:

(i)	Any vesting schedule under the Plan may be accelerated to the extent such schedule does not already provide for full vesting as authorized by the Board, or Benefits Administration Committee;

(ii)
The Participants’ entire interest in all Funds may be transferred to the appropriate qualified default investment alternative (as selected by the Benefits Investment Benefits Administration Committee and listed in the Trust Agreement) pending distribution of all or a portion of such interest to such Participants or to a successor trustee under another qualified plan and trust in which such Participants shall participate;

(iii)	Any outstanding loan balance may be repaid in full or may be deemed a withdrawal under Section 8.8(k) of the Plan;

(iv)
Any such other action which the Board or Benefits Administration Committee, deems necessary or advisable under the circumstances, provided that such action shall be applied in a uniform and nondiscriminatory manner to all Participants of such Participating Subsidiary.

12.9	CHANGE IN OPERATIONS

In the event the operations of any subsidiary, division, unit or plant of the Company changes due to the occurrence of any event which the Board or Benefits Administration Committee, deems to result in a layoff or termination of employment of any Participant employed by such subsidiary, division, unit or plant, the Board or the Benefits Administration Committee, may direct any or all of the following actions be taken with respect to those Participants who are laid off or whose employment has been terminated as a result of such change in operations:

(i)	Any vesting schedule under the Plan may be accelerated to the extent authorized by the Board or Benefits Administration Committee to the extent such schedule does not provide for full vesting;

(ii)
Any such other action which the Board, or such committee as it may appoint, deems necessary or advisable under the circumstances, provided that such action shall be applied in a uniform and nondiscriminatory manner to all Participants similarly situated.

SECTION 13
MAXIMUM BENEFIT LIMITATIONS UNDER CODE SECTION 415

13.1    MAXIMUM BENEFIT

(a)
Notwithstanding any other provision of this Plan, for any Limitation Year, the Annual Additions to a Participant’s Account, when combined with the Annual Additions to the Participant’s Account under all other Qualified Defined Contribution Plans maintained by the Employer shall not exceed the lesser of (i) $40,000 as adjusted for cost of living increases under Section 415(d) ($51,000 for 2013) of the Code or (ii) 100% of the Participant’s Section 415 Compensation (as defined below) for such Limitation Year. The Section 415 Compensation limit shall not apply to any contribution to a medical benefit account (as defined in Section 415(l) of the Code) or to any contribution to a post-retirement medical benefits account for a key employee (as defined in Section 419A(d)(1) of the Code) which is otherwise treated as an Annual Addition.

(b)
If the Annual Additions to be allocated to a Participant’s accounts for a Limitation Year would exceed the limitations set forth in this Section 13.1, the amounts that would otherwise be allocated to such Participant’s Accounts for such Limitation Year shall be reduced until the amount to be allocated to the Participant’s accounts under the Plan do not exceed the aforementioned limits or until the amounts allocated under the Plan has been reduced to zero, whichever occurs first, and then any amounts that would otherwise be allocated under any other Qualified Defined Contribution Plan maintained by the Employer shall be reduced until the amount to be allocated to the Participant’s Accounts under all Qualified Defined Contribution Plans maintained by the Employer does not exceed the limits in this Section 13.1 If further action is necessary to meet the requirements of this Section 13.1 such actions shall be taken to the extent permitted under the Internal Revenue Service’s Employee Plans Compliance Resolution System (IRS Revenue Procedure 2008-50) or any successor program.

13.2	DEFINITION OF ANNUAL ADDITIONS

(a)	“Annual Addition” shall mean the sum credited to a Participant’s Total Accounts for any Limitation Year and includes:

(i)	all contributions made by the Employer;

(ii)	forfeitures, if any;

(iii)	the amount, if any, of all Employee contributions;

(iv)
amounts derived from contributions which are attributable to post‑retirement medical benefits allocated to the separate account of a key Employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer; and

(v)	contributions allocated to an individual medical account (as defined in Section 415(1)(2) of the Code) which is part of a defined benefit plan maintained by the Employer.

(b)    The following amounts will not be considered as Annual Additions:

(i)	amounts transferred from one qualified plan to another;

(ii)	rollover contributions made pursuant to Section 402(c) of the Code;

(iii)	repayments of any loans made to a Participant;

(iv)	reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Section 404(k)(2)(A)(iii)(II) of the Code;

(v)
forfeitures restored to an Employee’s account in connection with the restoration of an Employee’s accrued benefit by the Employer in accordance with Section 411(a)(3)(D) of the Code or Section 411(a)(7)(C) of the Code or Section 415(k)(3) of the Code resulting from an Employee’s repayment or deemed repayment of a prior distribution;

(vi)	repayment of the prior distribution described in the preceding paragraph;

(vii)
restorative payments that are allocated to a Participant’s Accounts. For this purpose, restorative payments are payments made to restore losses to a plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where plan participants who are similarly situated are treated similarly with respect to the payments. This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the plan). Payments made to a plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments for this purpose;

(viii)	make-up contributions made under the Plan pursuant to USERRA and Section 414(u) of the Code;

(ix)	Catch-up Contributions made under the Plan pursuant to Section 414(v) of the Code.

(c)    Other Rules.

(i)
Amounts that are considered excess contributions (as described in Section 401(k)(8)(B) of the Code) or excess aggregate contributions (as described in Section 401(m)(6)(B) of the Code) nevertheless remain Annual Additions even if such excess contributions or excess aggregate contributions are corrected through a corrective distribution.

(ii)
The Internal Revenue Service may in an appropriate case, considering all of the facts and circumstances, treat transactions between a plan and the Employer, transactions between the plan and the Employee, or certain allocations to Participants’ accounts as giving rise to annual additions.

(iii)
An Annual Addition is credited to the Total Accounts of the Participant for a particular Limitation Year if it is allocated to the Participant’s Accounts under the terms of the Plan as of any date within that Limitation Year.

(iv)
Employer contributions are not treated as credited to a Participant’s Account for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the end of the period described in Section 404(a)(6) of the Code applicable to the taxable year with or within which the particular Limitation Year ends. If employer contributions are made to the Plan after the deadline described in the preceding sentence, allocations attributable to those contributions are treated as credited to the Participant’s Accounts for the Limitation Year during which those contributions are made.

(v)
Employee contributions, whether voluntary or mandatory, are not treated as credited to a Participant’s Accounts for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the close of that Limitation Year.

(vi)	A forfeiture is treated as an Annual Addition for the Limitation Year that contains the date as of which it is allocated to a Participant’s Accounts as a forfeiture.

(vii)
If, in a particular Limitation Year, the Employer allocates an amount to a Participant’s Accounts because of an erroneous forfeiture in a prior Limitation Year, or because of an erroneous failure to allocate amounts in a prior Limitation Year, the corrective allocation will not be considered an Annual Addition with respect to the Participant for that particular Limitation Year, but will be considered an Annual Addition for the prior Limitation Year to which it relates. Similar rules apply to contributions following military service.

13.3    SECTION 415 COMPENSATION

(a)	“Section 415 Compensation” shall include the items described in Section 13.3(a)(i) below and exclude the items described in Section 13.3(a)(ii) below.

(i)	Section 415 Compensation shall include the following:

(A)
All wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of Employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code). These amounts include, but are not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other allowances under a non‑accountable plan (as described in Treasury Regulation § 1.62‑2(c)).

(B)
In the case of an Employee who is an employee within the meaning of Section 401(c)(1) of the Code and regulations promulgated under Code Section 401(c)(1), the employee’s earned income (as described in Section 401(c)(2) of the Code and regulations promulgated under Section 401(c)(2) of the Code), plus amounts deferred at the election of the employee that would be includible in gross income but for the rules of Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code.

(ii)    Section 415 Compensation shall not include the following:

(A)
Contributions (other than elective contributions described in Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) of the Code) made by the employer to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) of the Code or a simple retirement account described in Section 408(p) of the Code, and whether or not qualified) to the extent that the contributions are not includible in the gross income of the employee for the taxable year in which contributed.

(B)	Distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for Code Section 415 purposes.

(C)
Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation §1.421-1(b)), or when restricted stock or other property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (Code Section 83).

(D)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation § 1.421-1(b)).

(E)
Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Section 125 of the Code).

(F)	Other items of remuneration that are similar to any of the items listed in (ii)(A) through (ii)(E) of this Section 13.

(b)	Timing of Section 415 Compensation.

(i)
To be taken into account for a Limitation Year, Section 415 Compensation must be actually paid or made available to a Participant (or, if earlier, includible in the gross income of the Participant) within the Limitation Year. For this purpose, compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Sections 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b) of the Code.

(ii)
Compensation paid by the later of 2½ months after Severance from Employment or the end of the Limitation Year that includes the date of the Severance from Employment shall be included in the definition of Section 415 Compensation for the Limitation Year if, absent a Severance from Employment, such payments would have been paid to the Employee while the Employee continued in Employment with the Employer and is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation.

(iii)
Any payment that is not described in the immediately preceding subsection is not considered Section 415 Compensation if paid after Severance from Employment with the Employer maintaining the Plan. Thus, Section 415 Compensation does not include severance pay, or parachute payments within the meaning of Section 280G(b)(2) of the Code, if they are paid after Severance from Employment with the Employer maintaining the Plan.

(iv)
The rules of subsection 13.3(b)(ii) and (iii) do not apply to payments to an individual on military leave to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering military service (“differential pay”). In other words, the differential pay the Employer pays to the individual on military service shall count as Section 415 Compensation for purposes of this Plan.

(v)
The rules of subsection 13.3(b)(ii) and (iii) do not apply to compensation paid to a Participant who is permanently and totally disabled, as defined in Section 22(e)(3) of the Code, provided that salary continuation applies to all participants who are permanently and totally disabled for a fixed or determinable period, or the participant was not a highly compensated employee, as defined in Section 414(q) of the Code, immediately before becoming disabled. In other words, the compensation paid to a Participant who is permanently and totally disabled shall count as Section 415 Compensation for purposes of this Plan in accordance with Treasury Regulation § 1.415(c)-(2)(g)(4).

(c)    Other Rules.

(i)
The annual Section 415 Compensation of each employee taken into account under the Plan shall not exceed $255,000 (for 2013), as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

(ii)	The term Section 415 Compensation includes compensation a Participant receives from the Employer.

(iii)
With respect to a nonresident alien who is not a Participant in the Plan, the nonresident alien’s compensation is not treated as Section 415 Compensation under this Section 13 to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States. This rule must be applied uniformly to all such employees.

(iv)
Deemed Section 125 Compensation is considered Section 415 Compensation for purposes of this Section 13. This rule must be applied uniformly to all employees with respect to whom amounts subject to Section 125 of the Code are included in compensation. Deemed Section 125 Compensation is an amount that is excludable from the income of the Participant under Section 106 of the Code that is not available to the Participant in cash in lieu of group health coverage under a Code Section 125 arrangement solely because that Participant is not able to certify that the Participant has other health coverage. Under this definition, amounts are Deemed Section 125 Compensation only if the employer does not otherwise request or collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan.

(v)
Payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an employer to compensate an employee for lost wages are Section 415 Compensation within the meaning of this Section 13 for the Limitation Year to which the back pay relates, but only to the extent such payments represent wages and compensation that would otherwise be included in compensation under this section.

(vi)
Contributions to the Plan with respect to a cash or deferred elections under Section 401(k) of the Code may only be made with respect to amounts that are compensation within the meaning of Section 415(c)(3) of the Code and Treasury Regulation § 1.415(c)-2. This subsection 13.3(d)(vi) is not intended to provide for a more expansive or greater the definition of compensation under the Plan then that which is used for calculating a Participant’s contributions with respect to his cash or deferred election.

13.4    OTHER DEFINITIONS

For the purposes of this Section 13, the following definitions shall also apply.

(a)
“Affiliate” shall mean any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; any trade or business that is under common control (as defined in Section 414(c) of the Code) with the Company; any organization that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

(b)
“Employer” means the Company and any Affiliate, provided however, that for purposes of determining the Affiliates under this Section 14, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80%” each place it appears in Section 1563(a)(1) of the Code.

(c)	“Qualified Defined Contribution Plan” shall have the meaning set forth in (i) and (ii) below.

(i)	A Qualified Defined Contribution Plan shall mean a defined contribution plan within the meaning of Section 414(i) of the Code that is:

(A)	A plan described in Section 401(a) of the Code which includes a trust which is exempt from tax under Section 501(a) of the Code;

(B)	An annuity plan described in Section 403(a) of the Code;

(C)	An annuity contract or custodial account described in Section 403(b) of the Code; and

(D)	A simplified employee pension described in Section 408(k) of the Code.

(ii)	Contributions to the following types of arrangements are treated as contributions to a defined contribution plan for purposes of Code Section 415 and this Section:

(A)
Mandatory employee contributions to a defined benefit pension plan (see Section 411(c)(2)(C) of the Code and Treasury Regulation § 1.411(c)-1(c)(4)) and for this purpose contributions that are picked up by an employer under Section 414(h)(2) of the Code are not considered employee contributions);

(B)	Contributions allocated to any individual medical benefit account which is part of a pension or annuity plan established pursuant to Section 401(h) of the Code;

(C)
Amounts attributable to medical benefits allocated to an account established for a key employee (any employee who, at any time during the plan year or any preceding plan year, is or was a key employee as defined in Section 416(i) of the Code) pursuant to Section 419A(d)(1) of the Code; and

(D)	Annual additions under a Section 403(b) annuity contract that is a defined benefit type arrangement.

(d)	“Severance from Employment” shall have the following meaning:

Whether an employee has a Severance from Employment with the employer that maintains a plan is determined in the same manner as under Treasury Regulation § 1.401(k)-1(d)(2) except that, for purposes of determining the employer of an employee, the modifications provided under Section 415(h) of the Code to the employer aggregation rules apply.

IN WITNESS WHEREOF, the Benefits Design Committee has caused this instrument to be executed by its duly authorized representative this 19th day of November, 2013.

By:        /s/ Barbara A. Santoro

Title:    Secretary

APPENDIX A
LIST OF PARTICIPATING SUBSIDIARIES

The following wholly‑owned subsidiary corporations or divisions will be Participating Subsidiaries in the Schlage Lock Company LLC Employee Savings Plan:
[NONE]

APPENDIX B
TRANE ESOP COMPONENT

1.
Trane ESOP Component. The following provisions apply with respect to Participants who participated in the Trane Savings Plan where a portion of their Total Account consisted of a Trane Pre-2010 Company Match Account, Trane ESOP Basic Account or a Trane ESOP Account (collectively referred to as the “Trane ESOP Component”) that was merged into the IR Plan from the Trane Savings Plan effective January 1, 2010. The purpose of this Appendix B is to set forth the provisions of the Plan applicable to the Trane ESOP Component and not set forth elsewhere in the Plan. Prior to the Effective Time, the Trane ESOP Component was designed to be invested primarily in IR Stock which constituted “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA. Subject to the investment diversification rules set forth in paragraph 5 below, after the Effective Date, the ESOP Component of the Trane Savings Plan shall be invested in the Company Stock Fund and the IR Stock Fund.

2.
Put Option. If IR Stock or Company Stock held in the Trane ESOP Component is not readily tradable on an established securities market (within the meaning of section 409(h)(1)(B) of the Code), any Participant who is entitled to a distribution of such stock from the Plan shall have the right to require the Company to repurchase such shares in accordance with Section 409(h)(1)(B) of the Code.

3.
Appraiser. If any time the IR Stock or Company Stock held in the Trane ESOP Component is not readily tradable on an established securities market, all valuations of such stock with respect to activities carried on by the Plan will be made by an independent appraiser meeting the requirements of Section 401(a)(28) of the Code.

4.
Tendering of IR Stock or Company Stock. With respect to the Trane ESOP Component, shares of IR Stock or Company Stock in the Trust shall be tendered by the Trustee in the manner set forth in the Trust Agreement; provided, however, the Trustee shall not tender any shares of IR Stock or Company Stock credited to the Trane ESOP Component of a Participant’s Total Account as to which timely instructions were not received by the Trustee.

5.	Diversification of Trane ESOP Component. A Participant shall be entitled to diversify one hundred percent (100%) of the portion of his Total Account constituting the Trane ESOP Component.